EXHIBIT 99

                        G.R. HERBERGER'S, INC.

                  401(K) EMPLOYEE STOCK PURCHASE PLAN

                   AND EMPLOYEE STOCK OWNERSHIP PLAN


This instrument drafted by:

Briggs and Morgan
2400 IDS Center
Minneapolis, Minnesota 55402


                           TABLE OF CONTENTS


ARTICLE I - INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . .1
       Section 1.1  Name of Plan and Trust . . . . . . . . . . . . . .1
       Section 1.2  Purpose. . . . . . . . . . . . . . . . . . . . . .1
       Section 1.3  Application to Employees Terminating After
              Effective Date . . . . . . . . . . . . . . . . . . . . .1
       Section 1.4  Plan Maintained by More Than One Employer. . . . .1
       Section 1.5  Background . . . . . . . . . . . . . . . . . . . .1

ARTICLE 11 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .3
       Section 2.1  Account. . . . . . . . . . . . . . . . . . . . . .3
       Section 2.2  Acquisition Loan . . . . . . . . . . . . . . . . .3
       Section 2.2A  Actual Deferral Percentage ("ADP"). . . . . . . .3
       Section 2.3  Beneficiary. . . . . . . . . . . . . . . . . . . .3
       Section 2.4  Board of Directors . . . . . . . . . . . . . . . .3
       Section 2.5  Break in Service . . . . . . . . . . . . . . . . .3
       Section 2.6  Code . . . . . . . . . . . . . . . . . . . . . .  4
       Section 2.7  Compensation . . . . . . . . . . . . . . . . . .  4
       Section 2.8  Controlled Group . . . . . . . . . . . . . . . . .5
       Section 2.9  Effective Date . . . . . . . . . . . . . . . . . .5
       Section 2.9A  Elective Deferrals or Elective Deferral
              Contributions. . . . . . . . . . . . . . . . . . . . . .5
       Section 2.10  Employee. . . . . . . . . . . . . . . . . . . . .6
       Section 2.11  Employer  . . . . . . . . . . . . . . . . . . . .6
       Section 2.12  Employer Stock. . . . . . . . . . . . . . . . . .6
       Section 2.13  Employment Year . . . . . . . . . . . . . . . . .6
       Section 2.14  ERISA . . . . . . . . . . . . . . . . . . . . . .6
       Section 2.14A Excess Contributions. . . . . . . . . . . . . . .6
       Section 2.14B Excess Elective Deferrals . . . . . . . . . . . .6
       Section 2.15  Fair Market Value Per Share . . . . . . . . . . .7
       Section 2.16  Fiduciary . . . . . . . . . . . . . . . . . . . .7
       Section 2.17  Financed Shares . . . . . . . . . . . . . . . . .7
       Section 2.18  Forfeitures . . . . . . . . . . . . . . . . . . .7
       Section 2.19  Highly Compensated Employee . . . . . . . . . . .7
       Section 2.20  Hour of Service . . . . . . . . . . . . . . . . 10
       Section 2.21  Limitation Year . . . . . . . . . . . . . . . . 10
       Section 2.22  Non-Highly Compensated Employee . . . . . . . . 11
       Section 2.23  Normal Retirement Age . . . . . . . . . . . . . 11
       Section 2.24  Parental Absence. . . . . . . . . . . . . . . . 11
       Section 2.25  Participant . . . . . . . . . . . . . . . . . . 11
       Section 2.26  Plan. . . . . . . . . . . . . . . . . . . . . . 12
       Section 2.27  Plan Administrator. . . . . . . . . . . . . . . 12
       Section 2.28  Plan Year . . . . . . . . . . . . . . . . . . . 12
       Section 2.29  Sponsor . . . . . . . . . . . . . . . . . . . . 12
       Section 2.30  Trust . . . . . . . . . . . . . . . . . . . . . 12
       Section 2.31  Trust Fund. . . . . . . . . . . . . . . . . . . 12
       Section 2.32  Trustee . . . . . . . . . . . . . . . . . . . . 12
       Section 2.33  Valuation Date. . . . . . . . . . . . . . . . . 12
       Section 2.34  Year of Service . . . . . . . . . . . . . . . . 12
       Section 2.35  Year of Service for Participation . . . . . . . 12
       Section 2.36  Year of Service for Vesting . . . . . . . . . . 13

ARTICLE III - ELIGIBILITY AND PARTICIPATION. . . . . . .             14
       Section 3.1  Eligibility for Participation. . . . . . . . . . 14
       Section 3.2  Eligibility Computation Periods. . . . . . . . . 14
       Section 3.3  Participation Upon Reemployment. . . . . . . . . 14
       Section 3.4  Participation After Normal Retirement Age. . . . 15
       Section 3.5  Collective Bargaining Agreement. . . . . . . . . 15

ARTICLE IV - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . 16
       Section 4.1  Employer ESOP Contribution . . . . . . . . . . . 16
       Section 4.1A  Employer Contributions Pursuant to
             Participant Elective Deferral Agreement . . . . . . . . 16
       Section 4.2  Time of Payment and Form of Contribution . . . . 18
       Section 4.3  Allocation of Employer ESOP Contribution . . . . 18
       Section 4.4  Allocation of Forfeitures. . . . . . . . . . . . 20
       Section 4.5  Advance Employer Contributions . . . . . . . . . 20
       Section 4.6  Limitations on Allocations . . . . . . . . . . . 20
       Section 4.7  Defined Benefit and Defined Contribution
             Plans . . . . . . . . . . . . . . . . . . . . . . . . . 23
       Section 4.8  No Contributions by Participants . . . . . . . . 23
       Section 4.9  Make-Up Contributions for Omitted
             Participants. . . . . . . . . . . . . . . . . . . . . . 23
       Section 4.10  Exclusive Benefit; Refund of Employer
             Contribution. . . . . . . . . . . . . . . . . . . . . . 24
       Section 4.11  Dividends . . . . . . . . . . . . . . . . . . . 25
       Section 4.12  Rollover Contributions. . . . . . . . . . . . . 26
       Section 4.13  Non-Discrimination Requirements . . . . . . . . 26
       Section 4.14  Elective Deferral Accounts. . . . . . . . . . . 29

ARTICLE V - DETERMINATION OF VALUE OF PARTICIPANT'S ACCOUNTS       . 30
       Section 5.1  Trust Fund and Allocation of Earnings. . . . . . 30
       Section 5.2  Determination of Market Value. . . . . . . . . . 30
       Section 5.3  Diversification of Investments . . . . . . . . . 30

ARTICLE VI - RETIREMENT AND OTHER TERMINATION OF
       PARTICIPATION; VESTING. . . . . . . . . . . . . . . . . . . . 32
       Section 6.1  Full Vesting: Retirement, Death or Disability. . 32
       Section 6.2  Other Termination of Employment:
             Participant's Vested Percentage . . . . . . . . . . . . 32
       Section 6.3  Vesting Upon Termination of the Plan . . . . . . 33
       Section 6.4  Forfeiture of Nonvested Benefit. . . . . . . . . 33
       Section 6.5  Computation of Years of Service and Breaks
             in Service. . . . . . . . . . . . . . . . . . . . . . . 34
       Section 6.6  Years of Service . . . . . . . . . . . . . . . . 35
       Section 6.7  Forfeiture Due to Discharge of Employment
             for Cause . . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE VII - PARENTAL ABSENCE PROVISIONS. . . . . . . . . . . . . . 37
       Section 7.1  Effective Date of Article VII. . . . . . . . . . 37
       Section 7.2  Hours of Service Credited for Parental
             Absence . . . . . . . . . . . . . . . . . . . . . . . . 37
       Section 7.3  Plan Years to Which Hours of Service are
             Credited. . . . . . . . . . . . . . . . . . . . . . . . 37
       Section 7.4  Information to Plan Administrator. . . . . . . . 37

ARTICLE VIII - DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . 38
       Section 8.1  Time of Distribution . . . . . . . . . . . . . . 38
       Section 8.2  Manner of Distribution . . . . . . . . . . . . . 40
       Section 8.3  Form of Distribution . . . . . . . . . . . . . . 41
       Section 8.4  Required Distribution After Death. . . . . . . . 41
       Section 8.5  Put Option . . . . . . . . . . . . . . . . . . . 42
       Section 8.6  Right of First Refusal . . . . . . . . . . . . . 43
       Section 8.7  Distribution Prior to a Five Consecutive
             Breaks in Service; Restoration of Forfeited Account . . 45
       Section 8.8  Reemployment After Distribution Has Been
             Made or Commenced . . . . . . . . . . . . . . . . . . . 46
       Section 8.9  Designation of Beneficiaries . . . . . . . . . . 46
       Section 8.10  Minors and Persons Under Legal Disability . . . 47
       Section 8.11  Interest of Persons Who Cannot Be Located . . . 47
       Section 8.12  Non-alienation of Benefits. . . . . . . . . . . 48
       Section 8.13  Distribution Upon Attaining Age 59. . . . . . . 48
       Section 8.14  Distribution Due to Hardship. . . . . . . . . . 48
       Section 8.15  Direct Rollovers. . . . . . . . . . . . . . . . 51

ARTICLE IX - TOP-HEAVY PLAN PROVISIONS . . . . . . . . . . . . . . . 53
       Section 9.1  Definitions. . . . . . . . . . . . . . . . . . . 53
       Section 9.2  Determination of Top-Heavy . . . . . . . . . . . 55
       Section 9.3  Minimum Contribution . . . . . . . . . . . . . . 56
       Section 9.4  Limitation on Compensation Taken Into
             Account . . . . . . . . . . . . . . . . . . . . . . . . 56
       Section 9.5  Vesting for Top-Heavy Plan . . . . . . . . . . . 57
       Section 9.6  Combined Plan Limitations. . . . . . . . . . . . 57

ARTICLE X - PLAN ADMINISTRATION. . . . . . . . . . . . . . . . . . . 58
       Section 10.1  Employer Responsibility . . . . . . . . . . . . 58
       Section 10.2  Powers and Duties of the Plan Administrator . . 58
       Section 10.3  Records and Reports of the Plan Administrator . 59
       Section 10.4  Plan Administrative Committee . . . . . . . . . 59
       Section 10.5  Organization and Operation of the Plan
             Administrative Committee. . . . . . . . . . . . . . . . 59
       Section 10.6  Compensation and Responsibility for
             Payment of Expenses of the Plan Administrator . . . . . 60
       Section 10.7  Indemnity of Plan Administrator or Plan
             Administrative Committee Members. . . . . . . . . . . . 60
       Section 10.8  Claims Procedure. . . . . . . . . . . . . . . . 60
       Section 10.9  Voting Rights . . . . . . . . . . . . . . . . . 61
       Section 10.10  Bonding. . . . . . . . . . . . . . . . . . . . 62

ARTICLE XI - PLAN LOANS. . . . . . . . . . . . . . . . . . . . . . . 63
       Section 11.1  Plan Loans. . . . . . . . . . . . . . . . . . . 63

ARTICLE XII - QUALIFIED DOMESTIC RELATIONS ORDERS. . . . . . . . . . 64
       Section 12.1  Permissible Assignment. . . . . . . . . . . . . 64
       Section 12.2  Definitions . . . . . . . . . . . . . . . . . . 64
       Section 12.3  Notification. . . . . . . . . . . . . . . . . . 65
       Section 12.4  Disposition of Disputed Funds . . . . . . . . . 66
       Section 12.5  Payment of Benefits . . . . . . . . . . . . . . 66
       Section 12.6  Form of Payment . . . . . . . . . . . . . . . . 66

ARTICLE XIII - AMENDMENTS AND ACTION BY SPONSOR/EMPLOYER . . . . . . 67
       Section 13.1  Amendments. . . . . . . . . . . . . . . . . . . 67
       Section 13.2  Action by Sponsor/Employer. . . . . . . . . . . 67
       Section 13.3  Plan Ceases to Constitute an ESOP . . . . . . . 67

ARTICLE XIV - SUCCESSOR SPONSOR AND MERGER OR
  CONSOLIDATION OF PLANS . . . . . . . . . . . . . . . . . . . . . . 68
       Section 14.1  Successor Sponsor . . . . . . . . . . . . . . . 68
       Section 14.2  Plan Assets . . . . . . . . . . . . . . . . . . 68

ARTICLE XV - PLAN TERMINATION. . . . . . . . . . . . . . . . . . . . 69
       Section 15.1  Termination of Plan and Trust . . . . . . . . . 69
       Section 15.2  Full Vesting. . . . . . . . . . . . . . . . . . 69
       Section 15.3  Distribution of Trust Fund. . . . . . . . . . . 69

ARTICLE XVI - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . 70
       Section 16.1  Nonguaranty of Employment . . . . . . . . . . . 70
       Section 16.2  Rights to Trust Assets. . . . . . . . . . . . . 70
       Section 16.3  Word Usage. . . . . . . . . . . . . . . . . . . 70


                       ARTICLE I - INTRODUCTION


Section 1.1  Name of Plan and Trust

             (a) The name of this Plan is the G. R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan.

             (b) The name of the Trust for the Plan is the G. R. Herberger's, Inc. Employee Stock Ownership Trust.

Section 1.2  Purpose

       This Plan is intended to be a qualified stock bonus plan including a qualified 401(k) plan within the meaning of Code Section 401(k) and a qualified employee stock ownership plan within the meaning of Code
Section 4975(e)(7). This Plan was established and is maintained for the exclusive purpose of providing benefits for the Employees of the Employer and their Beneficiaries, and to enable eligible Employees to acquire a proprietary interest in common stock of the Employer. This Plan is designed to invest primarily in Employer securities. The terms and provisions of this Plan and Trust are intended to conform to the requirements of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974 (ERISA).

Section 1.3  Application to Employees Terminating After Effective Date

       The provisions of this Plan as amended and restated shall apply only to an Employee who terminates employment on or after the Effective Date unless otherwise provided herein. The rights and benefits, if any, of an Employee who terminated prior to the Effective Date shall be determined in accordance with the prior provisions of the Plan in effect on the date such Employee terminated employment.

Section 1.4  Plan Maintained by More Than One Employer

       Upon written consent by the Board of Directors more than one Employer may adopt this Plan.

Section 1.5  Background

       This Plan was first adopted effective January 1, 1967 as a profit sharing plan. The Plan was amended and restated, effective January 1, 1976, to conform to the requirements of ERISA. Such Plan and Trust were amended and restated, effective January 1, 1984, to conform to the requirements of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA), the Retirement Equity Act of 1984 (REA), and the Tax Reform Act of 1984 (TRA).

       Under the terms of the Profit Sharing Plan, the Employer has the ability to amend the Plan. Effective January 1, 1989, the Profit Sharing Plan was modified, amended and restated in its entirety to conform to the Tax Reform Act of 1986 (TRA '86), the Revenue Act of 1987, and the Tax and Miscellaneous Revenue Act of 1988. It is intended that the Plan be converted to an Employee Stock Ownership Plan effective December 31, 1989.

                       ARTICLE II - DEFINITIONS


       Section 2.1 Account shall mean the entire interest of each Participant in the Trust.' The Trustee shall create and maintain a separate account for each Participant and shall credit thereto the amount of contributions to the Plan and all gains and losses allocable thereto. Within each Participant's Account, separate accountings shall be maintained for: (i) Elective Deferral Contributions, and (ii) Employer ESOP Contributions, if any, and all gains and losses thereon. That portion of a Participant's Account attributable to Elective Deferral Contributions shall be referred to as the Participant's Elective Deferral Account.

       Section 2.2 Acquisition Loan shall mean a loan (or other extension of credit) used by the Trust to finance the acquisition of Employer Stock, which loan may constitute an extension of credit to the Trust from a "party in interest" (as defined in ERISA Section 3(14)).

       Section 2.2A Actual Deferral Percentage ("ADP") shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group to the nearest one-hundredth of one percent) of the amount of Employer contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to the Participant's Compensation, as defined under Section 2.7, for such Plan Year. Employer contributions on behalf of any Participant shall include: (i) any Elective Deferrals made pursuant to the Participant's Elective Deferral Agreement, including Excess Elective Deferrals of Highly-Compensated Employees, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer. The actual deferral ratio for a Participant who fails to make Elective Deferrals is zero. For purposes of determining the deferral ratio of a Participant who is a five percent (5%) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the deferral ratio and the Compensation of such Participant shall include the deferral ratio and the Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the deferral ratio both for Participants who are Non-Highly Compensated -and for Participants who are Highly Compensated Employees.

       Section 2.3 Beneficiary shall mean the person, persons or entity designated in accordance with the Plan to receive payments in the event of a Participant's death.

       Section 2.4 Board of Directors shall mean the Board of Directors of the Sponsor.

       Section 2.5 Break in Service shall mean a Plan Year in which an Employee or a Participant is credited with fewer than 501 Hours of Service with the Employer or a member of the Employer's Controlled Group.

       Section 2.6 Code shall mean the Internal Revenue Code of 1986, as amended.

       Section 2.7 Compensation shall mean a Participant's total earnings, wages, salaries, and fees for services and other amounts (without regard to whether or not the amount is paid in cash) received for services actually rendered in the course of employment with the Employer maintaining this Plan to the extent such amounts are includable in gross income.

       Compensation shall not include the following:

             (a) Reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation and welfare benefits.

             (b) Employer contributions to a deferred compensation plan to the extent that, before the application of the limitation under Code Section 415 to that plan, the contributions are not includable in the Employee's gross income for the taxable year in which contributed; Employer contributions under a SEP to the extent such contributions are deductible by the Employee are not includable in the Employee's gross income for the taxable year in which contributed; or any distribution from a deferred compensation plan, regardless of whether such amounts are includable in the gross income of the Employee when distributed. Notwithstanding the foregoing, Compensation shall include any amount that is deferred by a Participant pursuant to a salary deferral agreement with respect to which the Employer makes a contribution on behalf of a Participant and which is not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h) or 403(b).

             (c) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

             (d) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

       Compensation shall include only that compensation which is actually paid or made available to the Participant during the Plan Year. Compensation shall not be limited to the period of time during the Plan Year that an Employee is treated as a Participant.

       For Plan Years beginning after December 31, 1988, the Plan shall not take into account Compensation for any Participant in excess of $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as prescribed under Code Section 415(d) for cost of living increases, except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation shall become effective on January 1, 1990. If Compensation for any prior Plan Year is taken into account in determining a Participant's allocations or benefits for the current Plan Year, the Compensation for such prior Plan Year is subject to the applicable Compensation in effect for that prior Plan Year. For this purpose, for Plan Years beginning before January 1, 1990, the applicable Compensation Limitation is $200,00. If the period for determining Compensation used in calculating a Participant's allocation for a Plan Year which is a short Plan Year (i.e., fewer than 12 months), the Compensation limitation shall be an amount equal to the $200,000 limitation (as adjusted for cost of living increases) multiplied by the fraction, the numerator of which is the number of months in the short Plan Year, and the denominator of which is 12 months.

       In determining the Compensation of a Participant, the family aggregation rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If the aggregate Compensation for the family group exceeds $200,000 (as indexed), then the Compensation of each family member shall be proportionately reduced so the total equals $200,000 (as indexed)."

       Section 2.8 Controlled Group shall mean those entities which constitute a controlled group of corporations as defined in Code Section 414(b), trades or business under common control as defined in Code Section (c), or an affiliated service group as defined in Code Section 414(m), and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

       Section 2.9 Effective Date shall mean January 1, 1989, the date on which the provisions of this amended and restated Plan became effective, unless noted elsewhere; provided however, it is intended that the provision relating strictly to the operation of this plan as an ESOP are effective December 31, 1989 and the provisions relating to its operation as a 401(k) plan are effective April 15, 1993.

       Section 2.9A Elective Deferrals or Elective Deferral Contributions shall mean any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary deferral agreement or other written deferral election. With respect to any taxable year of a Participant, a Participant's Elective Deferral is the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of any annuity contract under Code Section 403(b) pursuant to a salary deferral agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual additions. Elective Deferrals made under this Plan, or any other qualified plan, shall be limited to the dollar amount in Code Section 402(g) as in effect at the beginning of such taxable year.

       Section 2.10 Employees shall mean any person employed by the Employer other than independent contractors. Employee shall include leased employees within the meaning of Code Section 414(n)(2) unless such leased employees constitute less than 20 percent of the Employer's nonhighly compensated Employees within the meaning of Code Section 414(n)(1)(C)(ii) and such leased employees are covered by a plan described in section 414(n)(5) of the Code.

       Section 2.11 Employer shall mean G.R. Herberger's, Inc., Fandel Company (a wholly-owned subsidiary of G. R. Herberger's, Inc.) and any successor entity thereto which adopts this Plan. Employer shall also include any other employer who, with the written consent of the Board of Directors, adopts this Plan.

       Section 2.12 Employer Stock shall mean shares of common stock of G.R. Herberger's, Inc. (or of a Controlled Group member) having, a combination of voting power and dividend rights equal to or in excess of any other class of common stock of G.R. Herberger's, Inc. (or of a Controlled Group member). Employer stock shall also include noncallable preferred stock if such stock is convertible at any time into common stock meeting the foregoing requirements.

       Section 2.13 Employment Year shall mean a consecutive twelve month period measured from an Employee's initial date of hire (or latest date of rehire if the Employee has terminated employment) or from any anniversary thereof An Employee's initial date of hire shall be the date on which the Employee first is credited with an Hour of Service.

       Section 2.14 ERISA shall mean the Employee Retirement Income Security Act of -1974 as enacted in P.L 93-406, including any amendments thereto.

       Section 2.14A Excess Contributions shall mean with respect to any Plan Year, the excess of:

             (a) The aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly
       Compensated Employees for such Plan Year, over

             (b) The maximum amount of such contributions for the Highly Compensated Employees permitted by the ADP test
       (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the ADP, beginning with the highest of such percentages).

       Section 2.14B Excess Elective Deferrals shall mean those Elective Deferrals that are includable in a Participant's gross income under Code
Section 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Determination of such Excess Elective Deferrals shall be made pursuant to Section 4.lA(f) of the Plan. Excess Elective Deferrals shall be treated as annual additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

       Section 2.15 Fair Market Value Per Share shall mean that value per share as determined by the Board of Directors, provided that in determining Fair Market Value Per Share the Board of Directors shall obtain and rely upon a valuation made by an independent appraiser, provided such appraiser satisfies requirements similar to those contained in the Regulations prescribed under Section 170(a)(1) of the Code.

       Section 2.16 Fiduciary shall mean the Employer, the Plan Administrator and the Trustee, or any other person who exercises any discretionary authority or discretionary control respecting the Plan or Trust, but only with respect to the specific responsibilities of each for the administration of the Plan and Trust. For the purposes of ERISA, the Sponsor shall be a Named Fiduciary and the Sponsor may from time to time appoint one or more additional named Fiduciaries.

       Section 2.17 Financed Shares shall mean shares of Employer Stock acquired by the Trust with the proceeds of an Acquisition Loan.

             (a)    Allocated Financed Shares shall mean Financed Shares
       that have been     released from the Shares Suspense Account and
       allocated to Participant Accounts.

             (b) Unallocated Financed Shares shall mean Financed Shares that are being held in the Shares Suspense Account.

             (c) Shares Suspense Account shall mean an account maintained by the Trustee wherein the Financed Shares are held until they are allocated to Participant Accounts.

       Section 2.18 Forfeitures shall mean the nonvested portion of a Participant's Account which may be reallocated to other Participants in accordance with Sections 4.4 and 6.4 hereof

       Section 2.19  Highly Compensated Employee shall mean:

             (a)    Any Employee who at any time during such Plan Year
       or the preceding    Plan Year,

             (1) Was a five percent (5%) owner of the Employer (as defined in Code Section 416(i)(1));

             (2) Received more than $75,000 (or such greater amount as announced by the Secretary of Treasury to reflect cost of living increases), in annual compensation (as defined in Code Section 414(q)(7)) from the Employer;

             (3) Earned more than $50,000 (or such greater amount as announced by the Secretary of Treasury to reflect cost of living increases), in annual compensation from the Employer and was a member of the "top paid group" (as defined in Code Section 414(q)(4)) for such Plan Year; or

             (4) Was an officer of the Employer (within the meaning of Code Section 416(i)) and received compensation in excess of 50 percent of the amount in effect under Code Section 415(b)(1)(A) for the Plan Year.

                    (i) If an Employer has no officers who meet the requirements of (4) above; the top paid officer will be treated as Highly
                          Compensated, regardless of the level of
                          compensation.

                    (ii) In addition, in no event will an Employer have more than 50 officers (or, if less, the greater of three Employees or ten percent of the Employees) who are considered to be Highly Compensated Employees merely by reason of their status as officers. Only those 50 officers with the highest compensation will be affected.

                    (iii) An Employee who was not Highly Compensated
                          for the prior Plan Year will not be treated as Highly Compensated for the current Plan Year as a result of officer status, or of earning more than $50,000 or $75,000 (as adjusted for cost of living increases) unless the Employee is one of the top 100 Employees by compensation.

             (b) The definition of Highly Compensated Employee is made by taking into account total compensation as defined in
       Section 415 of the Code, and including elective deferrals and salary reduction contributions to a cafeteria arrangement.

             (c) The "top paid group" includes all active Employees who are in the top 20 percent of the Employer's workforce on the basis of compensation.

             (1) In determining the size of the top paid group (but not for identifying those Employees who may be part of the group), the following Employees shall be excluded:

                    (i) Employees who have not completed six months of service;

                    (ii) Employees who normally work less than 17 1/2 hours per week;

                    (iii) Employees who normally work not more than six
                          months a year;

                    (iv)  Employees who have not attained age 21;

                    (v) Except to the extent provided in regulations, Employees who are covered in a unit of Employees covered by a collective bargaining agreement; and

                    (vi) Employees who, are nonresident aliens with no U.S. source of income.

             (d) If an individual is a member of the family of a five percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest compensation from the Employer during the Plan Year, then:

             (1)    Such individual shall not be considered a separate
                    Employee, and

             (2) Any compensation paid to such individual (and any applicable contribution on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five (5%) percent owner or the Highly Compensated Employee. Family means, with respect to an Employee, such Employee's spouse and lineal ascendants or descendants.

             (e) A former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when he separated from service, or such Employee was a Highly Compensated Employee at any time after attaining age 55.

             (f) For purposes of determining the Employees who are Highly Compensated Employees, the Employer shall include the Employer's Controlled Group.

       Section 2.20  Hour of Service shall mean:

             (a) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties;

             (b) Each hour for which an Employee is paid, or entitled to payment by the Employer for a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence (but not in excess of 501 hours in any continuous period during which no duties are performed). A payment shall be deemed to be made by or due from the 'Employer regardless of whether such payment is made by or due from the""Employer directly, or indirectly, through a trust fund, insurer or other entity to which the Employer contributes or pays premiums; provided, however, that no such Hours of Service shall be credited to the Employee if such direct or indirect & payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or only reimburses the Employee for medical or medically related expenses incurred by the Employee;

             (c) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer;

             (d) Hours of Service, for purposes of determining whether a Break in Service has occurred, shall include each hour credited for a Parental Absence pursuant to Article VII hereof;

             (e) Each hour for which an Employee could have worked during a period of time in which he performs no duties and for which he is neither paid nor entitled to payment while absent on an approved leave of absence.

             (1) No more than 501 Hours of Service shall be credited with respect to a single computation period during which the Employee performs no duties, and crediting for Hours of Service during an approved Leave of Absence shall not be permitted to cause an Employee's total Hours of Service for any Plan Year to equal or exceed 1,000 or more Hours, unless such Employee was entitled to 1,000 or more Hours for actual service or performance of duties as an Employee.

             (2) Approved leave of absence shall mean any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons in similar circumstances must be treated alike in the granting of such approved leaves of absence, and provided further that the Participant returns at the end of the authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an approved leave of absence, provided that the absence is caused by war or other emergency, or provided that the Employee is required to serve under the laws of conscription in time of peace, and further provided that the Employee returns to employment with the Employer within the period provided by law.

Hours of Service shall be determined and applied to the appropriate computation periods in accordance with Department of Labor Regulations,
Section 2530.200b-2(b) and (c) from the Employer's records of hours worked and hours for which payment is made or due. Hours of Service equivalencies shall be in accordance with Department of Labor Regulations Section 2530-200b-3 and for each pay period in which a salaried Employee is paid, such Employee shall be credited with the number of Hours which correspond to his pay period under the following equivalencies:

                 Pay Period                  Hours of Service
                ------------                ----------------
              Weekly                              45
              Biweekly                            90
              Semimonthly                         95
              Monthly                             190

      Section 2.21 Limitation Year shall mean the Plan Year or such other twelve consecutive month period designated by the Board of Directors.

      Section 2.22 Non-Highly Compensated Employee shall mean any Employee who is neither a Highly Compensated Employee nor a family member of a Highly Compensated Employee.

      Section 2.23 Normal Retirement Age shall mean age 65.

      Section 2.24 Parental Absence shall mean, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

      Section 2.25 Participant shall mean an Employee or former Employee of the Employer participating in this Plan pursuant to the provisions of
Article III hereof.

      Section 2.26 Plan shall mean the G. R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan as amended and continued by this instrument.

      Section 2.27 Plan Administrator shall mean the Sponsor or such other person or committee as the Employer may designate pursuant to the provisions of this Plan to act on behalf of the Employer.

      Section 2.28 Plan Year shall mean a consecutive twelve month period beginning each January 1 and ending on the subsequent December 31.

      Section 2.29  Sponsor shall mean G.R. Herberger's, Inc.

      Section 2.30 Trust shall mean the Trust created under the Agreement and Declaration of Trust entered into by the Employer and Trustee pursuant to this Plan.

      Section 2.31 Trust Fund shall mean all of the assets of the Plan held by the Trustee at any time under the Trust Agreement.

      Section 2.32 Trustee shall mean the person, persons or entity appointed by the Board of Directors to administer the Trust or any duly appointed and qualified successor Trustee.

      Section 2.33 Valuation Date shall mean the last day of each Plan Year, and each interim date, if any, as selected by the Plan
Administrator, upon which the Trust Fund is valued.

      Section 2.34 Year of Service shall mean (for purposes other than vesting) a consecutive twelve month computation period during which an Employee has completed at least one thousand (1,000) Hours of Service with the Employer or predecessor employer if the Employer maintains the plan of such employer. An Employee shall be credited with all Hours of Service completed with any Employer, as defined in Section 2.11, or any other member of the Employer's Controlled Group.

      Section 2.35 Year of Service for Participation shall mean the completion of 1,000 Hours of Service during an eligibility computation period as defined in Section 3.2 and shall include all Years of Service prior to the Effective Date of this Plan.

      Section 2.36 Year of Service for Vesting shall mean the completion of any vesting computation period as defined in Section 6.5, and shall include the completion of all computation periods prior to the Effective Date of this amended and restated Plan.


              ARTICLE III - ELIGIBILITY AND PARTICIPATION


Section 3.1  Eligibility for Participation

           (a)   Each Employee who was a Participant in the G.R.
      Herberger's, Inc. Profit Sharing Plan the day before the Effective Date shall become a Participant in the Plan as of the Effective Date.

           (b) Thereafter, except for any leased Employee or any Employee who is covered by a collective bargaining agreement which does not provide for inclusion in this Plan, an Employee shall become a Participant in this Plan as of the first day of January or July next following the date on which the Employee has completed a Year of Service and attained age 21.

           (c) An Employee shall become a Participant only if he is an Employee on the date on which he would otherwise, be, entitled to commence participation.

           (d) Effective as of the Plan Year, commencing January 1, 1990, an Employee may, subject to the approval of the Employer, elect not to participate in the Plan for any Plan Year by executing an "Election Not to Participate" form effective upon execution by the employee and acceptance by the Employer. Such election shall be a one time election and shall be irrevocable.

Section 3.2  Eligibility Computation Periods

      The initial eligibility computation period shall coincide with an Employee's first Employment Year. If an Employee does not complete a Year of Service during such period, then subsequent eligibility computation periods shall be Plan Years beginning with the Plan Year which includes the last day of the Employee's first Employment Year.

Section 3.3  Participation Upon Reemployment

           (a) A Participant or former Participant who returns to the employment of the Employer after a termination of employment may resume participation on the Participant's reemployment commencement date (the date on which the Employee is first credited with an Hour of Service upon reemployment).

           (b) Any other Employee whose employment terminates prior to becoming a Participant, shall enter the Plan in accordance with the provisions of Section 3.1 hereof.

           (c) For purposes of this Section 3.3, the Plan shall take into account all of an Employee's Years of Service.

Section 3.4  Participation After Normal Retirement Age

      Any Participant who remains in the employ of the Employer after Normal Retirement Age shall continue as a Participant and shall be entitled to share in the Employer contributions, if any, pursuant to
Article IV until such time as such Participant terminates employment with the Employer.

Section 3.5  Collective Bargaining Agreement

      An Employee who is excluded from participation in the Plan under
Section 3.1 solely by reason of being covered by a collective bargaining agreement which does not provide for inclusion in this Plan shall be eligible to commence participation in the Plan as of the date such Employee is no longer covered by such a collective bargaining agreement. A Participant who becomes covered by a collective bargaining agreement which does not provide for inclusion in this Plan will not be eligible to share in and will not receive Employer contributions or allocations of Forfeitures for the Plan Years during which he is covered for the entire Plan Year by such a collective bargaining agreement. A Participant who is covered by such a collective bargaining agreement for part of a Plan Year and is otherwise eligible to share in Employer contributions under Section 4.3 will be eligible to share in Employer contributions or allocations of Forfeitures for such Plan Year, but only with respect to Compensation received while the Participant was not covered by such a collective bargaining agreement.


                      ARTICLE IV - CONTRIBUTIONS


Section 4.1  Employer ESOP Contribution

      With respect to each Plan Year, the Employer shall contribute an amount or amounts, if any, as the Board of Directors of the Employer shall determine in its absolute discretion. The Employer will make sufficient contributions to provide for the payment of the principal of and interest on an Acquisition Loan used to purchase Financed Shares.

      The amount contributed by the Employer shall not exceed the maximum amount deductible by it for federal income tax purposes under section 404(a)(3) of the Code.

Section 4.lA Employer Contributions Pursuant to Participation Elective Deferral Agreement

      During each Plan Year, a Participant may elect to enter into a written agreement with the Employer (the "Agreement"), the terms of which shall provide that the Participant agrees to defer a portion of such Participant's Compensation from the Employer equal to any dollar amount of Compensation per payroll period, but not. less than twenty-five dollars ($25.00) per biweekly payroll period and not to exceed eleven percent (11%) of such Compensation or such other maximum percentage announced from time to time by the Employer. In consideration of the Agreement the Employer will make an Elective Deferral Contribution to the Participant's Elective Deferral Account for such Plan Year in an amount equal to the total amount by which the Participant's Compensation was deferred during the Plan Year pursuant to the Agreement.

      The Agreements shall be governed by the following rules:

           (a)   Agreements and amendments thereto shall be effective as
      of the     Payroll period next following the date the Agreement or
      amendment is executed by the Participant and the Employer, and shall apply to each Payroll Period thereafter until amended or revoked in accordance with the Plan. An Agreement will continue in effect from Plan Year to Plan Year unless and until amended or revoked in accordance with the Plan. For purposes of this Section, the Participant's Payroll Period is the period for which a Participant is paid regular periodic Compensation by the Employer.

           (b) For the 1993 Plan Year, all Employees who have met the eligibility and participation requirements for the Plan as of April 1, 1993, shall be eligible to enter into an Agreement effective as of the Payroll Period commencing after April 15, 1993. Otherwise, a Participant's initial Agreement shall be effective as of the first day of the Plan Year or the first day of the seventh month of the Plan Year most immediately following the date the Employee becomes a Participant and the Agreement is submitted to the Plan Administrator.

           (c) The Agreement may be amended by a Participant during the Plan Year, but only to reduce prospectively the amount of such Participant's Elective Deferral. The Agreement may be revoked by a Participant at any time. If a Participant revokes an Agreement or fails to enter into an Agreement upon becoming eligible to participate, such Participant shall be precluded from entering into a new Agreement until the Payroll Period commencing after the next April 15.

           (d) Any Participant whose Elective Deferral Agreement has been suspended pursuant to Section 8.14(c)(3) relating to hardship distributions, may enter into a new Agreement first as of the Payroll Period following the date on which the Participant's Elective Deferral Agreement has been suspended for twelve (12) months. Such new Agreement shall be effective as of the Payroll Period next following the execution of the new Agreement.

           (e) The Employer may prospectively revoke or amend any Agreement if the Employer determines such revocation or amendment is necessary to insure that a Participant's Annual Addition does not exceed the maximum permissible amount under Section 4.6 hereof, or to satisfy the nondiscrimination tests of Code Section 401(k), as set forth in Section 4.13 of the Plan for such Plan Year, but in the latter case, amendments of the amounts deferred shall be made by a pro rata decrease in the percentage of Elective Deferral among highly Compensated Employees.

           (f) Elective Deferral Contributions made by a Participant under this Plan or any other qualified plan maintained by the Employer for any taxable year shall not exceed the limitation set out in Code Section 402(g) in effect at the beginning of such taxable year, or such higher amount as adjusted pursuant to Code
      Section 402(g)(5) for cost-of-living increases, which for the calendar year 1993 is $8,994. If a Participant participates in more than one salary deferral arrangement and the total of such Elective Deferrals for the taxable year exceed the amount excludable from gross income, the Excess Elective Deferrals and earnings thereon shall be returned to the Participant if, by the following March 1, the Participant notifies the Plan Administrator in writing of the Excess Elective Deferrals he allocates to this Plan. A Participant is deemed to notify the Plan Administrator of Excess Elective Deferrals if such arise solely by taking into account only those Elective Deferrals made to this Plan, and any other plans of the Employer.

           (g) Notwithstanding any other provision of the Plan, any Excess Elective Deferrals, plus income and minus any loss allocable thereto, shall be returned to the Participant by April 15 following the taxable year such Excess Elective Deferrals were made. The amount of income or loss allocable to such Excess Elective Deferrals shall be equal to the sum of income or loss allocable to the Participant's Elective Deferral Account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the taxable year and the denominator which is the Participant's account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

           (h) Notwithstanding anything contained in this Section to the contrary, a Participant's Elective Deferral Contributions will be suspended for a Payroll Period in which a Participant's Compensation is insufficient, after any statutory deductions and deductions authorized by the Participant or any other deductions made and required by operation of law, to permit deducting a Participant's Elective Deferral Contribution for that Payroll Period.

Section 4.2 Time of Payment and Form of Contribution

      The Employer contributions, if any, shall be paid to the Trustee either in cash or Employer Stock as the Board of Directors may from time to time determine. In determining the amount of the Employer contributions, shares of Employer Stock will be valued at their then Fair Market Value Per Share. The Employer contributions shall be paid to the Trustee on or before the due date for filing its federal income tax return including extensions, for the fiscal year of the Employer with respect to which the contributions were made.

      Elective Deferral Contributions shall be paid to the Trustee as soon as the amount can be reasonably identified and separated from the Employer's other assets. Payment shall in any event be made within 30 days after the Participant would otherwise have received the amount withheld from Compensation on account of the Elective Deferral.

Section 4.3  Allocation of Employer ESOP Contribution

           (a) If at the time of such Employer ESOP contribution, principal and interest is unpaid on any Acquisition Loan and is then due, then so much of the Employer ESOP contribution as is required shall be applied to the payment of interest or principal on the Acquisition Loan which is then due and Financed Shares shall be released in accordance with Section 4.3(b). The Employer ESOP contribution with respect to a Plan Year along with any Forfeitures for such Plan Year shall be allocated by the Plan Administrator to the Accounts of eligible Participants as of the last day of the Plan Year in the same proportion that the Compensation of each Participant for the Plan Year bears to the Compensation of all Participants for such Plan Year, provided, however, that Compensation of any Employee who becomes a Participant during a Plan Year shall be limited to Compensation paid after commencement of participation.

           (1) No allocation of the Employer's ESOP contribution for a Plan Year shall be made to a Participant unless such Participant is credited with 1,000 Hours of Service during the Plan Year and is in the employ of the Employer on the last day of the Plan Year.

           (2) Any Participant who is not in the employ of the Employer on the last day of the Plan Year due to retirement on or after such Employee's Normal Retirement Age, death or Disability, shall nonetheless receive an allocation of the Employer's ESOP contribution for such Plan Year, regardless of whether such Participant was credited with 1,000 Hours of Service prior to such retirement, Disability or death. Allocations shall be made on the basis of actual Compensation received during such Plan Year.

           (b) Financed Shares acquired with the proceeds of an Acquisition' Loan under Section 4.3 of the Trust shall be added to and maintained in a Shares Suspense Account. As the Employer makes ESOP contributions to the Plan for a Plan Year and the Trustee makes payments of principal and interest on the Acquisition Loan, such Financed Shares shall be released from the Shares Suspense Account and allocated as of the last day of the Plan Year for which the contribution was made to the Accounts of the Participants in the manner provided in paragraph (a) above. The number of Financed Shares to be released from the Shares Suspense Account for each Plan Year shall be based upon the ratio that the payment of principal and interest on the Acquisition Loan for that Plan Year bears to the total projected payments of principal and interest over the duration of the Acquisition Loan repayment period.

           (c) If Financed Shares acquired with the proceeds of an Acquisition Loan are sold before being released from the Shares Suspense Account, the proceeds from such sale shall be applied to the payment of principal and interest on the Acquisition Loan. Any sale proceeds remaining after payment of all principal and interest on the Acquisition Loan shall be treated as a general investment gain and allocated to the Accounts of Participants under Section 5.1.

           (d) If the Plan has acquired Employer Stock and the seller has elected to qualify for nonrecognition of gain on the sale of such securities under Section 1042 or Section 2057 of the Code, then no portion of the assets of the Trust Fund attributable to (or allocable in lieu of) such Employer Stock shall be allocated for the benefit of such seller, any person related to such seller under section 267(b) of the Code (except as excluded by Section 409(n)(3)(A) of the Code) or any other person who owns (after application of Section 318(a) of the Code, -but without regard to the employee trust exception in paragraph (2)(B)(i)), more than 25% (by value) of the Employer or members of the Controlled Group (all within the meaning of Code Section 409(n)).

           (e) With respect to certain dividends used to make payments on an Acquisition Loan, the special allocation rules of Section
      4.11 of this Plan shall apply.

           (f) If the Financed Shares acquired with the proceeds of an Acquisition Loan are sold or redeemed prior to being released from the Shares Suspense Account and the Acquisition Loan is not prepaid, then the sale or redemption proceeds, or investments acquired with such proceeds, shall continue to be held in the Shares Suspense Account as collateral for the Acquisition Loan and shall continue to be subject to the release requirements of Section 4.3(b). Any proceeds remaining after repayment of the Acquisition Loan shall be treated as a general investment gain and allocated to the Accounts of Participants under Section 5.1.

Section 4.4  Allocation of Forfeitures

      Forfeitures shall, as of the last day of each Plan Year, be allocated among the Accounts of all Participants as a part of and on the same basis as the Employer contribution is allocated among such Participants pursuant to Section 4.3. No portion of Employer Stock shall be forfeited until any other assets allocated to his Account are first forfeited.

Section 4.5  Advance Employer Contributions

      In the event that a part or all of an Employer's contribution for a Plan Year is paid before the last day of a Plan Year, such advance contribution shall be held by the Trustee as a separate fund, and along with the net income and any change in value of such separate fund, allocated among the Accounts of the Participants as of the last day of the Plan Year pursuant to Section 4.3. In the event that the Plan is terminated before the last day of the Plan Year, all such advance contributions, including any amount treated as an advance contribution under Section 4.6, shall be returned to the Employer.

Section 4.6  Limitations on Allocations

           (a) No Annual Addition shall be allocated to the Account of any Participant with respect to any Limitation Year which exceeds the lesser of:

           (1) Thirty Thousand Dollars ($30,000.00), (or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the Limitation Year), or,

           (2) Twenty-five percent (25%) of the compensation received by such Participant from the Employer for such Limitation Year.

           (b) For purposes of this Section 4.6, Compensation shall have the same meaning as defined under Section 2.7, except as follows:

           (1) Compensation shall include reimbursements or other expense allowances, taxable filing benefits, moving expenses, deferred compensation, or taxable welfare benefits.

           (2) Compensation shall not include any amount that is deferred by a Participant pursuant to a salary deferral agreement with respect to which the Employer makes a contribution on behalf -of the Participant and which is not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h) or 403(b).

           (c) For purposes of this Section, Annual Addition means the sum of:

           (1) All Employer contributions allocable to the Participant for a Limitation Year under this Plan and under all other defined contribution plans maintained by the Employer or any member of the Controlled Group;

           (2) All Employee contributions to such plans allocable to the Participant for a Limitation Year;

           (3) Forfeitures (based upon the Fair Market Value Per Share of Employer Stock as of the end of the Plan Year) allocable to the Participant under such plans;

           (4) Amounts allocated to an individual medical account, as defined in Code Section 415(l)(1), which is part of a defined benefit or annuity plan maintained by the Employer or a Controlled Group member; and

           (5) Amounts allocated, after December 31, 1985, to a separate account of a Key Employee under an Employer or Controlled Group Member sponsored welfare benefit fund, as defined in Code Section 419(e), which will provide post-retirement health or life insurance benefits.

           (d) For any Plan Year in which any Employer contributions are applied by the Trustee (not later than the due date, including extensions, for filing the Employer's federal income tax return for that Plan Year) to pay principal or interest on an Acquisition Loan and not more than one-third (1/3) of the Employer Contributions are allocated to Highly Compensated Employees, Annual Additions shall not include any Financed Shares which are allocated as Forfeitures or Employer contributions used to pa y interest on an Acquisition Loan. The Trustee may reallocate such Employer contributions in order to satisfy this special limitation.

           (e) The limitation contained in Section 4.6(a) shall be determined by aggregating the contributions made by the Employer to all defined contribution plans maintained by it or any members of the Controlled Group during the Plan Year.

           (f) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Elective Deferrals that may be made with respect to the Participant under the limits of Code Section 415, or other facts and circumstances to which Treas. Reg. Section 1.415-6(b)(6) shall be applicable, the Annual Addition with respect to any Participant exceeds the limitation contained in this Section, the Trustee shall, at the direction of the Plan Administrator, in the following order and in an amount sufficient to meet the limitations of Code Section 415:

           (1) Return or refuse to accept all or a portion of any Elective Deferral Contribution made by any such Participant. Such returned amounts shall be disregarded for purposes of the ADP test and the Code
                 Section 402(g) limit.

           (2) Reallocate pursuant to Section 4.4 (disregarding such Participant's Compensation), all or a portion of any Forfeitures in an amount up to any remaining excess.

           (3) Reallocate pursuant to Section 4.3 (disregarding such Participant's Compensation), a portion of the Employer ESOP Contribution in an amount up to any remaining excess.

           (4) As an alternative to (3) and at the direction of the Plan Administrator, treat any remaining excess amount as an Advance Employer Contribution for the succeeding Plan Year to be held in a suspense account in accordance with Section 4.5 hereof. Such excess amount shall be allocated to reduce the Employer ESOP contribution, including any allocation of Forfeitures, for such Participant in the next Limitation Year and subsequent Limitation Years, if necessary, unless such excess amount was attributable to a Participant who is no longer covered by the Plan. In such event, the excess amount shall be held unallocated in a suspense account and be used to reduce the Employer ESOP contribution for all remaining Participants in the next Limitation Year and subsequent Limitation Years, if necessary.

Section 4.7  Defined Benefit and Defined Contribution Plans

      In the event that a Participant also participates in a defined benefit plan maintained by the Employer, there shall not be allocated to the Account of such Participant an Annual Addition that will cause the sum of such Participants defined benefit plan fraction and his defined contribution plan fraction, as such terms are defined herein and in section 415(e) of the Internal Revenue Code, to exceed 1.

Section 4.8  No Contributions by Participants

      Employee contributions are neither required nor permitted under this Plan.

Section 4.9  Make-Up Contributions for Omitted Participants

      If, after the Employer's annual contribution for a Plan Year has been made and allocated it should appear that, through oversight or a mistake of fact or law, a Participant (or an Employee who should have been considered a Participant) who should have been entitled to share in such contribution received no allocation or received an allocation-which was less than he should have received, the Employer may, at its election, and in lieu of reallocating such contribution, make a special make-up contribution for the Account of such Participant in an amount adequate to provide for him the same percentage of his Compensation for such Plan Year as was allocated to the Accounts of other Participants for such omitted Plan Year and earnings attributable thereto.

Section 4.10  Exclusive Benefit; Refund of Employer Contribution

           (a) All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries.

           (b) Notwithstanding the foregoing, amounts contributed to the Trust by the Employer may be refunded to the Employer only under the following circumstances:

           (i) Disallowance of Deduction. To the extent that an income tax deduction is disallowed for the contribution made by the Employer, the Trustee shall immediately refund to the Employer the amount so disallowed upon presentation, within one (1) year of the date of such disallowance, of evidence thereof and a demand by the Employer for such refund.

           (ii) Denial of Qualified Status. If it is determined that the Plan does not initially constitute a qualified plan, there shall be returned to the Employer, upon demand, any contribution made by the Employer with respect to any Plan year in which qualified status is denied, provided that demand is made by the Employer and refund is made by the Trustee within one (1) year of the date of denial of qualification of the Plan.

           (iii) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of such contribution as is attributable to the mistake of fact shall be returned to the Employer on demand. The Employer shall present evidence of the mistake of fact to the Trustee as well as calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

           (c) In the event that any refund is paid to the Employer hereunder, such refund shall be made without interest and shall be apportioned among the Accounts of the Participants as an investment loss except to the extent that the amount of the refund can be attributed to one or more specific Participants (such as in the case of mistakes of fact, disallowances of compensation resulting in reduction of deductible contribution) in which case the amount of the refund attributable to each Participant's Account shall be debited directly against such Account.

           (d) Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account of any Participant in excess of 100% of the amount of such Account which is derived from the Employer's contributions, nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants and/or Beneficiaries. In the case that such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled. All refunds pursuant to this Section shall be limited in amount, circumstances and timing to the provisions of Section 403(c) of the ERISA.

Section 4.11  Dividends

           (a) Any cash dividends received by the Trustee on Employer Stock allocated to the Accounts of Participants (or former Participants -or Beneficiaries) may be: (i) retained in the Participants' applicable Accounts; (ii) used to make payments on an Acquisition Loan the proceeds of which were used to acquire the Employer Stock with respect to which the dividend is paid; or (iii) paid to such Participants, former Participants or Beneficiaries; (in a nondiscriminatory manner) at the sole discretion of the Employer. Any current payment in cash to the Participants, former Participants or Beneficiaries must be made within 90 days of the end of the Plan Year in which the dividends are received by the Trustee. The Employer may elect to pay any cash dividend directly to the Participants or Beneficiaries. Any such payment of cash dividend on shares of Employer Stock shall not be treated as a distribution under the Plan.

           (b)   In the event a dividend on Employer Stock used to make
      payments on      an Acquisition Loan, then released Employer Stock
      shall be allocated in accordance with the following:

           (1) A portion (or all) of the Employer Stock released from the Shares Suspense Account pursuant to Section 4.3(b) as a result of the use of the cash dividend on Employer Stock acquired with the proceeds of the Acquisition Loan (whether such Employer Stock is allocated or unallocated) to pay principal on the Acquisition Loan shall first be allocated to Participants' Accounts in accordance with this Section 4.1 1 (b)(1). That portion of the released Employer Stock having a Fair Market Value per Share equal to the dividends paid on shares of Employer Stock which have been allocated to Participants' Accounts on or before the date such dividends are paid shall be allocated to each Account pro rata based on the amount of the dividends attributable to Employer Stock held in such Account.
                 If the dividends paid on allocated Employer Stock exceeds the fair market value of the Employer Stock released in accordance with Section 4.3(b), then the Sponsor shall contribute to the Plan such additional amounts of Employer Stock to the Trust necessary to cause the fair market value of the total amount of Employer Stock allocated under this Section 4.4(b)(1) to equal the value of the cash dividends attributable to the Employer Stock held in Participants' Accounts.

           (2) If there remains any released and unallocated shares of Employer Stock after the allocation under Section 4.11(b)(1), above, then such Employer Stock shall be allocated in the same manner as an Employer
                 Contribution under Section 4.3(a).

           (c) Any cash dividend received by the Trustee on Employer Stock allocated to a Participant's Elective Deferral Account shall be paid to Participants, former Participants or Beneficiaries in cash if and only if the Plan Administrator has determined that such dividends will be deductible by the Employer under Code Section 404(k).

Section 4.12  Rollover Contributions

      Rollover contributions are not permitted under this Plan.

Section 4.13  Non-Discrimination Requirements

           (a) In General. For each Plan Year, the Plan shall satisfy the non-discrimination test in Code Section 401(k) in accordance with Final Treasury Regulation Section 1.401(k)-l. The Code and Regulation Sections are incorporated herein by this reference.

           (b)   The ADP Test.  In accordance with Code Section
      401(k)(3), the ADP for the group of eligible Participants for any Plan Year who are Highly Compensated Employees must satisfy one of the following tests:

           (1) The ADP for the Highly Compensated Employees may not be more than the ADP for all Non-Highly Compensated
                 Employees multiplied by 1.25; or

           (2) The ADP for the group of Highly Compensated Employees is not more than the ADP for all Non-Highly Compensated Employees multiplied by two (2) and the difference between the ADP is not more than two (2) percentage points.

           (c)   Special Rules.  For purposes of 4.13(b):

           (1) If two or more plans which include cash or deferred arrangements (as defined under Treas. Reg. Section 1.401(k)-l(a)(2) and referred to for purposes of this Section as "Arrangements") are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), and to satisfy Code Section 401(k), the Arrangements included in such plans shall be treated as one Arrangement provided the Arrangements have the same Plan Year.

           (2) If a Highly Compensated Employee is a Participant under two (2) or more Arrangements of the Employer or a member of the Employer's Controlled Group, all such Arrangements shall be treated as one Arrangement for the purpose of determining the ADP with, respect to such Highly Compensated Employee. Any Arrangement ending with or within the same calendar year shall be aggregated for purposes of determining the ADP with respect to such Highly Compensated Employee. However, plans required to be disaggregated under 401(k) regulations shall be treated as separate plans.

           (3) The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test.

           (4) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

           (d) Correcting Excess Contributions. If the ADP of the Highly Compensated Employees would exceed the limits in 4.13(b), the Plan Administrator shall correct the ADP and determine the amount of Excess Contributions by reducing Elective Deferral Contributions of the Highly Compensated Employees and distributing such Excess Contributions as follows:

           (1) The ADP of the Highly Compensated Employee with the highest ADP shall be reduced first to the level of the ADP of the Highly Compensated Employee with the next highest ADP, or if a lesser reduction will permit, to the level of the ADP at which the ADP test is satisfied.

           (2) If the ADP test of the Highly Compensated Employees continues to exceed the limits in Section 4.13(b) after reducing the ADP of the Highly Compensated Employee with the highest ADP, then the Plan Administrator will continue to reduce the ADP similarly by this method of leveling to the ADP of the Highly Compensated Employee with the next highest ADP until such ADP test is satisfied.

           (3) The amount of Excess Contributions determined above shall be distributed to the Highly 'Compensated Employees on the basis of their relative portions of the Excess Contributions attributable to each of them. The amount to be distributed as Excess Contributions pursuant to this Section 4.13(d) shall be reduced by any Excess Elective Deferrals which may be distributed for such taxable year -ending in the same Plan Year in which the Excess Contributions apply. In addition, Excess Elective Deferrals which may be distributed for such taxable year shall be reduced by any Excess Contributions previously distributed with respect to the Employee for the Plan Year beginning in such taxable year. Excess Contributions shall be distributed from the Participant's Elective Deferral Account.

           (4) Under no circumstances shall the amount of a Highly Compensated Employee's Elective Deferral Contributions distributed to correct Excess Contributions exceed the amount of the Highly Compensated Employee's Elective Deferral Contributions.

           (e) When to Distribute Excess Amounts. Distribution of such Excess Contributions shall be made no later than the last day of the Plan Year after the Plan Year in which such excess amounts apply. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which the excess occurred, a ten percent (10%) excise tax is imposed on the Employer with respect to such amounts.
           (f) Correction of Excess Contributions for "Family Members". Excess Contributions of Participants who are subject to the "family member" aggregation rules shall be allocated among the "family members" in proportion to the Elective Deferrals (and amounts treated as Elective Deferrals) of each family member that is combined to determine the combined ADP.

           (g) Income Allocable to Excess Contributions. Any income allocable to Excess Contributions for the Plan Year in which such excess amounts apply shall be distributed along with distributions designated as Excess Contributions for the Plan Year. Income allocable to such Excess Contributions shall be equal to allocable gains and income, less allocable losses and expenses for such Plan Year. The Plan shall allocate income for this Section in the same manner as set forth in Section 5.1 of the Plan. No income shall be allocated to Excess Contributions for the period between the end of the Plan Year and the date of distribution (the "gap period").

           (h) When to Distribute Excess Amounts. Distribution of such Excess Contributions shall be made no later than the last day of the Plan Year immediately following the last day of the Plan Year in which such excess amounts apply. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, the Code imposes a ten percent (10%) excise tax on the Employer with respect to such amounts.

Section 4.14 Elective Deferral Accounts

           (a) All Elective Deferrals made pursuant to a Participant's Elective Deferral Agreement shall be deposited in the Participant's Elective Deferral Account. A separate subaccount will be maintained for each type of contribution included in the Participant's Elective Deferral Account. Each such account shall be credited with income applicable to such contribution. Elective Deferral Accounts shall be subject to the following special rules:

           (1) A Participant's Elective Deferral Account shall at all times be 100% nonforfeitable.

           (2) Except in the case of hardship, as defined in Section 8.14, a Participant's Elective Deferral Account may not be distributed to a Participant (or Beneficiary) before the earliest of the Participant's death, disability, separation from service or attainment of age 59-1/2.

                  ARTICLE V - DETERMINATION OF VALUE
                       OF PARTICIPANT'S ACCOUNTS


Section 5.1  Trust Fund and Allocation of Earnings

      The Trustee shall maintain or cause to be maintained Accounts which shall reflect, from time to time, the value of the interest of each Participant in the resulting from the contributions of the Employer allocated to each Participant. In this condition the Accounts shall reflect each Participant's share of interest, dividends, realized and unrealized gains and income from all sources, less realized and unrealized losses and expenses (other than those to be borne by the Employer in accordance with this Plan). Such sum shall be determined as of the Valuation Date of each Plan Year and, after allocating the (i) Employer ESOP Contributions, and (ii) Elective Deferral Contributions for such Plan Year, allocated as a credit or charge to the Account of each Participant in the same proportion that the balance of the Account of each Participant as of the date following the last Valuation Date bears to the total of the balances of the Accounts of all Participants as of such date; provided, however, that distribution payments made during, but prior to the Valuation Date shall first be deducted from such balances.

Section 5.2  Determination of Market Value

      The Trustee shall, as provided in the Agreement and Declaration of Trust, ascertain and certify the fair market value of the Trust Fund as of the Valuation Date. Such valuation shall include the Employer's contribution with respect to such Plan Year. Similar valuations shall be made at such other times as necessary for the purpose of determining the value of a Participant's Account. In determining the fair market value of the Fund, the Trustee shall use the Fair Market Value Per Share of the Employer Stock.

Section 5.3  Diversification of Investments

           (a) Each Participant who has attained age 55 and completed 10 Years of Service for participation under the Plan (including Years of Service under the Plan prior to its conversion to an ESOP) shall be permitted to direct the Plan Administrator as to the investment of 25 percent of the value of the Participant's Account balance but only to the extent such portion exceeds the amount to which a prior election under this Section 5.3 applied. Such direction shall be permitted within 90 days after the last day of each Plan Year during the Participant's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant's Qualified Election Period, a Participant may direct the Plan Administrator as to the investment of 50 percent of the value of his Account balance. Such direction as to the investment of the Participant's Account balance shall constitute a request to distribute that portion of the Participant's Account covered by the election.

           (b) A participant's Qualified Election Period shall be the six Plan Year period beginning on the later of (i) the Plan Year in which the Participant attains age 55; or (ii) the Plan Year in which the Participant first becomes qualified under subparagraph
      (a) above.

           (c) The Participant's direction shall be provided to the Plan Administrator in writing and shall be effective no later than 180 days after the close of the Plan Year to which the direction applies to the Participant.

           (d) This Section 5.3 shall apply to all Employer Stock, whenever acquired under the Trust.

Section 5.4.  Investment Selection by Participants

           (a) Elective Deferral Contributions to the Plan together with any earnings thereon shall be deposited in the Trust Fund and held temporarily in a stable income or similar fund designed to protect principal at a rate of return competitive with money market funds (the 'Fund") until such monies are used to acquire Employer Stock.

           (b) Once each Plan Year on or about April 15, each Participant shall be given the right to direct the Trustee in writing on forms provided by the Plan Administrator not to acquire Employer Stock with the monies held in the Fund. Such written direction shall be submitted to the Plan Administrator not less than fifteen (15) days before the date of purchase of Employer Stock, unless the Plan Administrator provides otherwise.

           (c) The Plan Administrator, in its discretion, may offer to all Participants additional or different investment categories than the Fund and may at any time cease to offer such investment categories as it sees fit.

           (d) The Participant's Elective Deferral Account which is invested in the Fund at the annual purchase date shall be used to purchase Employer Stock unless otherwise directed by the Participant, in which case such monies shall continue to be invested in accordance with paragraph (a), above, until the next annual purchase of Employer stock.

           (e) In the absence of a written direction by a Participant not to invest such Participant's interest in the Fund in Employer Stock, the Trustee shall invest such funds in Employer Stock.


             ARTICLE VI - RETIREMENT AND OTHER TERMINATION
                       OF PARTICIPATION; VESTING


Section 6.1  Full Vesting; Retirement, Death or Disability

           (a) A Participant shall be one hundred percent (100%) vested in the portion of his Account attributable to Employer
      Contributions upon:

           (1)   Attaining Normal Retirement Age;

           (2)   Death; or

           (3) Total and Permanent Disability. For this purpose, Total and Permanent Disability shall mean a physical or mental condition which totally and permanently prevents a Participant from rendering further service in a job classification that is satisfactory to the Employer. Total and Permanent Disability shall be established by a medical opinion rendered by a doctor approved by the Plan Administrator."

           (b) A Participant shall at all times be one hundred percent (100%) vested in the portion of such Participant's Account attributable to Elective Deferral Contributions.

Section 6.2  Other Termination of Employment; Participant's Vested
Percentage

           (a) A Participant who terminates employment on or after January 1, 1989, with the Employer and with all members of the Employer's Controlled Group, prior to attaining Normal Retirement Age (other than by reason of Total and Permanent Disability or death), shall have his interest in Account in accordance with the following schedule:

                    Years of Service                Vested Percentage
                   ------------------            ---------------------
               Fewer than three years                     None
               3 years but fewer than 4                   20%
               4 years but fewer than 5                   40%
               5 years but fewer than 6                   60%
               6 years but fewer than 7                   80%
               7 years or more                           100%

           (b) A Participant who terminated employment prior to January 1, 1989, with the Employer and with all members of the Employer's Controlled Group, prior to attaining Normal Retirement Age (other than by reason of total and permanent Disability or death), shall have his interest in Account determined in accordance with the following schedule:

                    Years of Service                Vested Percentage
                   ------------------            ---------------------
               Fewer than 4 years                         None
               4 years but fewer than 5                   40%
               5 years but fewer than 6                   45%
               6 years but fewer than 7                   50%
               7 years but fewer than 8                   60%
               8 years but fewer than 9                   70%
               9 years but fewer than 10                   80%
               10 years but fewer than 11                 90%
               11 years or more                           100%

           (c) Notwithstanding the foregoing, the vested percentage of a Participant's Account who had been covered under the provisions of the Plan before the Effective Date, shall not be less than the vested percentage the Participant would have had if the provisions of the Plan as in effect immediately prior to the Effective Date had continued without change.

Section 6.3  Vesting Upon Termination of the Plan

      A Participant shall become 100 percent vested in that portion of his Account attributable to Employer contributions upon termination of the Plan pursuant to Article XV.

Section 6.4  Forfeiture of Nonvested Benefit

      A Forfeiture of a Participant's nonvested benefit shall occur under the Plan:

           (a) As of the last day of the Plan Year in which occurs the fifth consecutive break in Service for the Participant due to the termination of employment; or

           (b) If earlier than (a), and if applicable; "on the date the Participant receives a lump sum distribution of the nonforfeitable percentage of his Account as a result of the Participant's termination of participation in the Plan, subject to restoration under Section 8.6. A distribution is deemed to be made due to the termination of participation in the Plan if it is made no later than the close of the second Plan Year following the Plan Year in which such termination of participation occurs.

      A Participant who has incurred a Break in Service and who resumes participation as described in Section 3.3 hereof shall forfeit the amount of any contribution made on his behalf for the Plan Year which includes his date of reemployment if he terminates employment prior to the first anniversary of such date of reemployment.

Section 6.5  Computation of Years of Service and Breaks in Service

      For purposes of determining Years of Service and Breaks in Service under this Article VI, the definitions and rules of this Section 6.5 and of Sections 6.6 through 6.7 shall be applied.

           (a) "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service as defined in Section 2.20(a).

           (b) "Severance from Service Date" means the date on which-the earlier of the following occurs:

           (1) The date the Employee quits, retires, is discharged or dies; or

           (2) The date 12 months after an Employee remains absent from service with an Employer (with or without receiving his regular Compensation) for any reason other than a quit, retirement, discharge or death.

           (c) "Period of Service" means a period of time commencing on an Employee's Employment Commencement Date or Reemployment Commencement Date, as the case may be, and ending on the Employee's Severance from Service Date, and shall include past service with an Employer's predecessor employer if the Employer maintains the plan of such employer. Period of Service shall include a Period of Severance of less than one year's duration.

           (d) "Period of Severance" means a period of time commencing on an Employee's Severance from Service Date and ending on the date on which such Employee again performs an Hour of Service within the meaning of Section 2.20(a).

           (e) "Reemployment Commencement Date" means the date on which the Employee performs his first Hour of Service (within the meaning of Section 2.20(a)) after a Period of Severance of at least one year's duration.

           (f) "Year of Service" means the aggregate number of 365-day periods within an Employee's applicable Period(s) of Service. For this purpose, and except as provided in Section 6.6 all of an Employee's nonsuccessive Periods of Service shall be aggregated.

           (g) "Break in Service" means a twelve (12) consecutive month period during which an Employee does not perform an Hour of Service (as defined in Section 2.20(a) hereof) with an Employer. Breaks in Service are measured from the Employee's Severance from Service Date and subsequent anniversaries thereof until the Employee again performs an Hour of Service (as defined in Section 2.20(a) hereof). However, see the provisions of Article VII relating to Parental Absences and their effect on Breaks in Service.

Section 6.6  Years of Service

      A Participant shall be credited with all Years of Service except the following:

           (a) Years of Service prior to the Participant incurring five consecutive Breaks in Service unless:

           (1) at the time of the Breaks in Service the Participant was vested under Section 6.2; or

           (2) for nonvested Participants, the aggregate number of Years of Service prior to the consecutive Breaks in Service exceeds the Period of Severance; and

           (b) Years of Service after five consecutive Breaks in Service shall not be taken into account for purposes of determining a Participant's vested percentage in his Account prior to the consecutive Breaks in Service. Any years prior to the five consecutive Breaks in Service shall not be counted until the Participant completes a Year of Service after his date of reemployment.

Section 6.7  Forfeiture Due to Discharge of Employment for Cause

           (a) Notwithstanding anything herein to the contrary, in the event a Participant terminates employment with the Employer prior to his completion of seven (7) Years of Service for Employee misconduct, such Participant shall have his interest in Account determined in accordance with the following schedule:

                    Years of Service                Vested Percentage
                   ------------------            ---------------------
               Fewer than 6 years                          0%
               6 years but fewer than 7                   80%
               7 years or more                           100%

      Such vesting shall be applicable for Plan Years beginning on or after January 1, 1989 but only with respect to Participants terminating employment on or after January 1, 1989.

           (b) A Participant who, prior to January 1, 1989, terminated his employment with the Employer due to Employee misconduct, shall have his vested interest in Account, determined in accordance with the following schedule:

                    Years of Service                Vested Percentage
                   ------------------            ---------------------
               10 years but fewer than 11                  0%
               11 years or more                           100%

           (c) For purposes of this Section, Employee misconduct is any misdemeanor, felony or any other act evidencing fraud or dishonesty on the part of the Employee. Any portion of a Participant's Account forfeited for cause shall be available for reallocation to the Accounts of the remaining Participants pursuant to Section 4.4 as of the close of the Plan Year in which such Forfeiture occurs.

           (d) This Section 6.7 shall not apply to a Participant if (i) such Participant has attained Normal Retirement Age; (H) the Top-Heavy Plan vesting provisions of Section 9.5 of this Plan apply to such Participant; (iii) the Plan has been totally or partially terminated; or (iv) there has been a complete discontinuance of contributions under the Plan.


               ARTICLE VII - PARENTAL ABSENCE PROVISIONS


Section 7.1  Effective Date of Article VII

      The provisions of this Article VII shall be effective with respect to any Parental Absence which commences on or after January 1, 1985.

Section 7.2  Hours of Service Credited for Parental Absence

      Solely for the purposes of determining whether a Break in Service has occurred, the Plan Administrator shall credit to an Employee on Parental Absence:

           (a) the Hours of Service which otherwise would normally have been credited to such individual but for such absence; or

           (b) if the Plan Administrator is unable to determine the Hours of Service pursuant to paragraph (a), eight Hours of Service per normal work day.

The total number of Hours of Service credited under this Section 7.2 by reason of any Parental Absence shall not exceed 501.

Section 7.3  Plan Years to Which Hours of Service are Credited

      The Hours of Service credited under Section 7.2 shall be treated as Hours of Service in the Plan Year:

           (a) in which the Parental Absence begins, if a Participant would be prevented from incurring a Break in Service in such year solely because of the Hours of Service credited under Section 7.2; or

           (b) in any other case, in the Plan Year immediately following the Plan Year in which the Parental Absence began.

      A Participant shall be credited with Hours of Service in only one of the Plan Years noted above.

Section 7.4 - Information to Plan Administrator

      No Hours of Service credit shall be given under Section 7.2 unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require in order to establish that the absence from work was a Parental Absence as defined in Section 2.24, and the number of days for which there was such an absence.


                     ARTICLE VIII - DISTRIBUTIONS


Section 8.1  Time of Distribution

           (a) Normal Time for Distribution. Upon a Participant's retirement or other termination of employment and upon the direction of the Plan Administrator, the Trustee shall, after the value of the Participant's Account has been determined in accordance with Article V, make or commence distribution of such Account. Upon the request of a Participant (which shall be treated as consent under Section 8.1(b)) distribution of a Participant's Account attributable to Employer Stock acquired on or after January 1, 1987, shall be commenced as follows:

           (i) If the Participant separates from service by reason of the attainment of Normal Retirement Age, death, or disability, the distribution of the Participant's Account balance will begin not later than one year after the end of the Plan Year in which such event occurs.

           (ii) If the Participant separates from service for any reason other than those enumerated in paragraph (i) above, and is not reemployed by the Employer at the end of the fifth Plan Year following the Plan Year of such separation from service, distribution of the Participant's Account balance will begin not later than one year after the end of the fifth Plan Year following the Plan Year in which the Participant separated from service.

                 Notwithstanding anything contained in this Article VIII to the contrary, any Participant who is eligible to receive a distribution and who requests an immediate distribution of such Participant's Elective Deferral Account in the form of cash, shall receive a distribution of such Elective Deferral Account in cash as soon as practicable following such request.

                 Amounts to be distributed under this Section 8.1(a)(ii) prior to the end of the fifth Plan Year following the Plan Year in which the Participant separated from service may only be distributed in the form of cash. Any request by a Participant that such distribution be made in the form of Employer Stock will be treated as an election to have such distribution made at the latest date permitted under this Section 8.1(a)(ii).

                 The Plan Administrator shall make distributions prior to such fifth Plan Year if a written request for an earlier distribution is made by a Participant. Such distribution of the Participant's vested Account balance shall be made following the end of each or any of the five Plan Years next following the Plan Year during which the Participant's employment with the Employer terminates.

                 The amount of any such earlier distribution shall be made in an amount up to the full amount of the Participant's vested Account balance but not in excess of a maximum distribution amount as determined by the Plan Administrator for the Plan Year in which the request is made. The amount determined by the Plan Administrator shall be determined for each Plan Year as of the last day of the Plan Year, and may be changed from year to year.

           (iii) If any portion of a Participant's Account balance includes Employer Stock which was acquired with the proceeds of an Acquisition Loan that has not been repaid in full, then distribution of such Employer Stock need not commence until the close of the Plan Year following the Plan, Year in which the Acquisition Loan is fully repaid.

           (b)   Consent to Distribution Prior to Normal Retirement Age

           (1) If a Participant terminates his employment with the Employer and the value of his vested Account balance is not greater than $3,500, the Plan Administrator shall direct the distribution of such vested Account balance in a lump sum without the Participant's consent.

           (2) If the value of the Participant's vested Account balance is greater than $3,500, the Plan Administrator may direct the distribution of such vested Account balance only with the written consent of the Participant. In the event of the Participant's death, the Participant's surviving spouse, if a Beneficiary, must consent in writing to such distribution.

           (c)   Required Distributions Before Death

           (1) General Rule. Effective January 1, 1989, distribution of Account balances must be made or commenced to the Participant not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, regardless of whether the Participant has actually retired.

           (2) 1988 Terminations. Distributions to Participants who were not five percent (5%) owners, had not retired by January 1, 1989, and who attained age 70 1/2 during 1988 must be made or commenced by April 1, 1990.

           (3) Transition Rule. Distributions to Participants who were not five percent (5%) owners as defined in Code
                 Section 416(i)(1)(B) and have attained age 70 1/2 before January 1, 1988, must be made or commenced by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2, or the calendar year in which the Participant retires, if later.

           (d) Except as limited by Section 8.1(a) and in the absence of a request for distribution, the Plan Administrator shall direct the Trustee to make or commence distribution on or before the 60th day following the end of the Plan Year in which occurs the latest of the following events:

           (1)   the date on which the Participant attains Normal
                 Retirement Age; or

           (2) the date on which the Participant terminates his employment with the Employer.

Section 8.2  Manner of Distribution

           (a) The Plan Administrator, pursuant to any election made by a Participant (or Beneficiary) shall direct the Trustee to make distribution of the Participant's Account to him or to his Beneficiary or Beneficiaries, as the case may be, in one or more of the following methods:

           (i)   In one (1) lump sum; or

           (ii) In periodic payments of substantially equal amounts, payable not less frequently than annually for a period not extending beyond the life expectancy of the Participant or the joint life expectancies of the Participant and a Designated Beneficiary. (Designated Beneficiary shall mean any individual designated as a Beneficiary by a Participant.)

           (b) Notwithstanding the above, the Plan Administrator may direct the Trustee to distribute to a Participant or his Beneficiary, Employer Stock in substantially equal monthly, quarterly, semiannual, or annual installments over a period of not longer than five (5) years. In the case of a Participant with an account balance in the Plan in excess of $500,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The foregoing dollar limits shall be adjusted to reflect cost of living increases as announced by the Secretary of Treasury.

           (c) In no event shall the amount paid to the Participant and his Designated Beneficiary exceed the amount of his Account.

           (d) Periodic distributions to a Participant who has attained age 70-1/2, must equal or exceed an amount determined in accordance with the rules provided in Prop. Treas. Reg. Section 1.401(a)(9)-l, whether in proposed or final form.

Section 8.3  Form of Distribution

           (a) Distribution of a Participant's Account shall be made in whole shares of Employer Stock valued at their Fair Market Value Per Share as of the date set forth in Section 5.2, cash, or a combination of both Balances representing fractional shares will be distributed in cash. In the event Employer Stock is not available for distribution on the date a distribution is due hereunder, the Trustee shall hold such amount until Employer Stock is acquired. Notwithstanding the preceding, the Plan Administrator may distribute the amount of the Participant's Account in cash, provided that, in such case, the Participant shall have the right to demand in writing that such distribution be in the form of Employer Stock.

           (b) If the Employer's articles or bylaws restrict ownership of substantially all shares of Employer Stock to Employees and the Trust, the distribution of a Participant's Account may be made entirely in cash without granting the Participant the right to demand distribution in shares of Employer Stock.

Section 8.4  Required Distribution After Death

      If a Participant dies prior to distribution of his entire vested Account balance, then distribution thereof after the death of the Participant must be made no later than and in accordance with the following:

           (a) If, prior to the death of the Participant, the distribution has commenced, the remaining portion of the Account balance shall be distributed at least as rapidly as under the method of distribution being used as of the date of death.

           (b) If, prior to the death of the Participant, the distribution has not commenced, the entire Account balance of the Participant must be distributed by December 31 of the fifth calendar year after the death of the Participant, except as provided in subparagraph (c) hereinbelow.

           (c) Restrictions of subparagraph (b) shall not apply to any portion of a Participant's Account balance which is payable to or for the benefit of a designated Beneficiary if:

           (1) Such a portion will be distributed over the life of such designated Beneficiary or over a period certain not extending beyond the Beneficiary's life expectancy, and the distribution commences on or before December 31 of the calendar year immediately following the calendar year of the date of the Participant's death; or

           (2) If the Beneficiary is the spouse of the Participant, distributions are not required to begin earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of subparagraph (b) shall apply as if the spouse were the Participant.

Section 8.5  Put Option

           (a) Employer Stock distributed pursuant to Section 8.3 hereof, shall be subject to a Put Option for two separate periods of time permitting the Participant, his donees or beneficiaries to sell such stock to the Employer. The first option period shall be a period of sixty days commencing on the date the stock subject to the option is distributed. The second option period shall be a period of sky days beginning on the date a Participant is notified of the Fair Market Value Per Share in the next Plan Year. The Participant shall be given written notice of the new Fair Market Value Per Share and of his option to have the Employer repurchase his stock at the new Fair Market Value Per Share.

           (b) The selling price of Employer Stock sold pursuant to such Put Option shall be the Fair Market Value as of the last valuation under Section 5.2.

           (c) If the Employer Stock was distributed to the Participant as part of a lump sum distribution, then payment of the purchase price under the Put Option may be deferred if the following conditions are satisfied:

           (1)   The amount deferred is adequately secured;

           (2) A reasonable rate of interest is charged on the unpaid principal balance; and

           (3) Periodic payments are made at least annually in substantially equal installments over a period not to exceed 5 years from the date the Put Option is exercised, provided, the first such installment is paid within 30 days of said exercise date.

      In all other events the Employer Stock shall be repurchased no later than 30 days after the Participant exercises the Put Option.

           (d) In the event that the Employer Stock subject to the Put Option was purchased by the Trustee with the proceeds of a loan, the period specified in subparagraph (c)(3) above may be extended to a date no later than the earlier of 10 years from the date the Put Option is exercised or the date the proceeds of the loan used by the Trust to acquire the stock subject to the Put Option are entirely repaid

           (e) Notwithstanding the preceding, the Trustee may, but shall not be required to, assume the rights and obligations of the Employer under the Put Option.

Section 8.6  Right of First Refusal

           (a) If any Participant, his Beneficiary or any other person to whom shares of employer Stock are distributed from the Plan
      (the "Selling Participant")      shall, at any time, desire to sell
      some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

           (b) If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and
      (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

           (c) The closing pursuant to the exercise of the right of first refusal under Section 8.6(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof to the Selling Participant.

           (d) Except as provided in this paragraph (d), no Employer Stock acquired with the proceeds of an Acquisition Loan shall be subject to a right of first refusal. Employer Stock, which is acquired with the proceeds of any Acquisition Loan which is distributed to a Participant or Beneficiary shall be subject to the right of first refusal, provided for in paragraph (a) of this Section only so long as the Employer Stock is not publicly traded. In addition, in the case of Employer Stock which was acquired with the proceeds of an Acquisition Loan, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Regulation 54.4975-11(d)(5), or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

           (e) Certificates for shares distributed pursuant to the Plan shall contain the following legend:

           "The shares represented by this certificate are transferable only upon compliance with the terms of The
           G. R. HERBERGER'S, INC. EMPLOYEE STOCK OWNERSHIP PLAN (the "Plan") effective as of December 31, 1989, which grants to G. R. Herberger's, Inc. and the Plan a right of first refusal, a copy of said Plan being on file in the office of G. R. Herberger's, Inc."

Section 8.7 Distribution Prior to a Five Consecutive Breaks in Service, Restoration of Forfeited Account

           (a) Conditions for Restoration. If a terminated Participant who incurred a Forfeiture under Section 6.4(b) is reemployed by the Employer prior to incurring five (5) consecutive one-year Breaks in Service and the reemployed Participant repays within five (5) years of his date of reemployment the amount of the distribution, if any, he received at his previous termination of employment, then the Plan Administrator shall restore the Participant's Account with the amount of the Forfeiture and the repaid amount.

           (b) Time and Method of Restoration. If the Participant has the right to make a repayment of his lump sum distribution under
      Section 8.7(a), then the Plan Administrator shall restore the Participant's Account as of the last day of the Plan Year in which the repayment is made. To restore the Participant's Account, the Plan Administrator, to the extent necessary, shalt allocate to the Participant's Account first, the amount, if any of Participant Forfeitures for the Plan Year; second, the amount of any special Employer contribution made for the purpose of restoring a Participant's Account; and third, the amount, if any of the Trust Fund net income or gain for the Plan Year. To the extent the amounts available for restoration under the immediately preceding sentence are insufficient to make the required restoration, the Employer shall contribute, without regard to any requirement or condition of Sections 4.1 or 4.8, such additional amount as is necessary to enable the Plan Administrator to make the required restoration.

           (c) Segregated Account for Repaid Amount. Until the Plan Administrator restores the Participant's Account balance under
      Section 8.7(b), the Trustee shall invest the amount the Participant has repaid in a segregated account maintained solely for that Participant. Until commingled with the balance of the Trust Fund on the date the Plan Administrator restores the Participant's Account, the Participant's segregated account shall remain a part of the Trust, but it alone shall share in any income it earns and it alone shall bear any expense or loss it incurs. Unless the repayment qualifies as a Rollover contribution, the Plan Administrator shall direct the Trustee to repay to the Participant as soon as is administratively practicable, the fun amount of the Participant's segregated account if the Plan Administrator determines that one or more of the conditions preventing repayment and restoration under Section 8.7(a) is applicable.

Section 8.8  Reemployment After Distribution Has Been Made or Commenced

      In the event that a former Participant is reemployed by the Employer after distribution to him has been made or commenced, the following rules shall apply:

           (a) Further distribution of his Account shall be suspended and the undistributed remainder shall continue to be held in, the Trust Fund, it being the intent hereof that no distribution shall be made while a Participant is employed with the Employer.

           (b) Such former Participant shall again become a Participant in the Plan upon satisfaction of the requirements set forth in
      Section 3.3.

Section 8.9  Designation of Beneficiaries

           (a) Each Participant may designate on forms to be furnished by the Plan Administrator, a Beneficiary or Beneficiaries to receive his Account in the event of his death and may change or revoke any such designation from time to time. No such designation, change or revocation shall be effective unless executed by the Participant and delivered to the Plan Administrator during the Participant's lifetime. In the event that a Participant shall have failed to designate a Beneficiary, or Beneficiaries, or the Beneficiary or Beneficiaries, as the case may be, shall have failed to survive the Participant, the Participant's Account shall be payable to the first class of the following classes of Beneficiaries then surviving and, except in the case of his surviving issue, in equal shares if there are then more than one in each class:

           (1)   Participant's surviving spouse,

           (2) Participant's surviving issue per stirpes and not per capita,

           (3)   Participant's surviving parents,

           (4)   Participant's surviving brothers and sisters,

           (5)   Representatives of the Participant's estate.

      For this purpose, "per stirpes" means in equal shares among living children and the issue of deceased children, the latter taking by right of representation, and "issue" means all persons who are descended from the person referred to, either by legitimate birth or legal adoption.

           (b) If a Participant designates a Beneficiary other than such Participant's spouse to receive his Account in the event of his death, such designation shall not take effect unless:

           (1) The Participant's spouse consents in writing to the election, and such consent acknowledges the effect of such election and is witnessed by a Plan representative or a Notary Public; or

           (2) It is established by the Participant in writing to the satisfaction of the Plan Administrator that the consent required under subparagraph (1) may not be obtained because there is no spouse; because the spouse cannot be located; or because of such other circumstances provided by regulations issued under the Code.

      Any consent by a spouse (or establishment that the consent of a spouse may not be obtained) under subparagraph (2) above shall be effective only with respect to such spouse.

Section 8.10  Minors and Persons Under Intel Disability

      If any person to whom a benefit is, payable hereunder is a minor, or if the Plan Administrator determines that any person to whom such benefit is payable is incompetent by reason of physical or mental disability, the Trustee shall have power to cause the payment becoming due to such person to be made to another for his benefit. Any payment made pursuant to such power shall, as to such payment operate as a complete discharge of the Trustee, provided that due care is exercised in selecting the recipient.

Section 8.11  Interest of Persons Who Cannot Be Located

      In the event that a Participant or Beneficiary who has been determined to be entitled to a distribution hereunder cannot be located by the Trustee after reasonable, good faith effort, said funds shall be reallocated among the Participants as a Forfeiture. Thereafter if the Participant or Beneficiary entitled to the vested Account balance is located or claims the vested Account balance, such vested Account balance shall be reinstated from Forfeitures for such Plan Year or from any special Employer contributions made for the purpose of restoring a Participant's Account. Such Account balance shall then be distributed to the Participant or Beneficiary in accordance with this Article VIII.

Section 8.12  Non-alienation of Benefits

      Except in the case of Qualified Domestic Relations Orders, pursuant to Article XII hereof, benefits payable under the provisions of this Plan shall not be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

Section 8.13  Distribution Upon Attaining Age 59-1/2

           (a) A Participant who has not terminated employment but who has attained age 59-1/2 may elect to withdraw all or any portion of his vested account balance as of the end of a Plan Year.

           (b) If a Participant elects to withdraw all or part of his vested Account balance by making a written request for a distribution, then a distribution of the Participants' vested Account balance shall be made within one year after the end of the Plan Year to which the election applies. The amount of such distribution shall be equal to the requested amount, but not more than the greater of (i) an amount determined by the Plan Administrator or (ii) the maximum annual distribution allowed under
      Section 498OA(c)(1) for non-lump sum distributions without incurring an excise tax, for the Plan Year in which the request is made. The amount to be determined by the Plan Administrator shall be determined for each Plan Year as of the last day of the Plan Year, and may be changed from year to year.

Section 8.14  Distribution Due to Hardship

           (a) At any time, the Plan Administrator, in accordance with regulations and/or rules adopted and implemented by it in a uniform, nondiscriminatory manner, may allow a Participant to withdraw all or a portion of the Participant's Elective Deferral Account attributable solely to the Participant's Elective Deferral Contributions (without any income attributable thereto) after receiving a written request from a Participant, but only if such withdrawal is made necessary by reason of a Participant's financial hardship.

           (b) For this purpose, "financial hardship" shall mean such circumstances of a Participant which create an immediate and heavy financial need for which funds are not reasonably available from other resources of the Participant. The Plan Administrator shall, in its sole discretion, determine all requests for a hardship distribution hereunder in a uniform and nondiscriminatory manner. A distribution under this Section 8.14 shall be permitted only if the distributions is on account of any of the following circumstances:

           (1) Accident or illness of the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152), but only to the extent necessary to defray expenses of medical and/or hospital care, described in Code Section 213(d), reasonably attributable to such accident or illness or M health or to preserve the health of such Participant or such dependent;

           (2) The payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, the Participant's spouse or children, or any dependent of the Participant (as defined in Code Section 152);

           (3) The cost of purchase or construction of the principal residence of the Participant, not including making mortgage payments;

           (4) The cost of preventing eviction or mortgage foreclosure on the principal residence of the Participant;

           (5) Such distributions as specifically permitted under regulations issued by the IRS; or

           (6) Funeral expenses for a member of the Participant's family.

           (c) No more shall be distributed than is actually required to meet the hardship, plus the amount necessary to pay any federal, state or local income taxes or penalties resulting from the distribution. For purposes of this requirement, no distribution shall be made under this Section 8.14, unless the Plan Administrator determines, upon the Participant's representation and such other facts as are known to the Administrator, that all of the following conditions are satisfied:

           (1) The distribution does not exceed the amount of the need, plus the "gross up" for federal, state or local taxes and penalties anticipated on the distribution;

           (2) Hardship distribution aside, the Employee has obtained all distributions and all nontaxable loans currently available under all plans maintained by the Employer;

           (3) Any elective deferral agreement(s), whether under this Plan or any other plan maintained by the Employer, of any Participant who obtains a hardship distribution, shall be suspended for at least twelve (12) months after receipt of the hardship distribution; and

           (4) Elective Deferral Contributions of such Participant for the taxable year immediately following the taxable year of the hardship distribution may not exceed the applicable limit on elective deferrals under Code
                 Section 402(g), minus the Participant's Elective Deferral Contributions for the taxable year of the hardship distribution. (For purposes of this rule, Elective Deferral Contributions shall include such elective deferrals under all plans maintained by the Employer.)

      Notwithstanding the suspension from participation as set out above, an Employee will still be considered an eligible Employee for purposes of Section 4.13.

           (d) The Plan Administrator may rely upon a notarized affidavit of a Participant which states that he has a financial need (specific as to the nature and amount) and that he has no other funds which are reasonably suitable from other sources, except to the extent that the persons to whom the Plan Administrator has designated the responsibility administering the provision have knowledge that such representations are not true.

           (e) Hardship distributions shall be treated and reported as taxable distributions for the Participant's taxable year during which the withdrawal occurs.

           (f) Except as otherwise provided in this Section 8.14, Elective Deferrals shall be distributed in accordance with the other provisions of Article VIII hereof.

Section 8.15  Direct Rollovers

           (a) Election. This Section 8.15 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of this Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributes" may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributes" in a "direct rollover."

           (b) Administration. The election in Section 8.15(a) shall be subject to such reasonable procedures and requirements as may be prescribed by the Plan Administrator.

           (c) Definitions. For purposes of this Section 8.15, the following terms are defined as follows:

           (1) "Eligible rollover distribution:" An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributes or the joint lives (or joint life expectancies) of the distributes and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
                 Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the "exclusion for net unrealized appreciation with respect to employer securities).

           (2) "Eligible retirement plan:" An eligible retirement plan is an individual retirement account described in Code Section 408(a); an individual retirement annuity described in Code Section 408(b); an annuity plan described in Section 403(a) of the Code; or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (3) "Distributee:" A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

           (4) "Direct rollover:" A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.



                ARTICLE IX - TOP-HEAVY PLAN PROVISIONS


Section 9.1  Definitions

      As used in this Article IX the following terms shall mean:

           (a) "Top-heavy" Plan. The Plan will be Top-Heavy if, as of the Determination Date for such Plan Year:

           (1) The aggregate of the Account(s) of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate of the Accounts of all Participants under the Plan, unless the Plan is part of an Aggregation Group which is not Top-Heavy; or

           (2)   the Plan is part of an Aggregation Group which is Top-Heavy.

      For purposes of determining whether on each Determination Date the Plan is a Top-Heavy Plan, the Accounts of Non-Key Employees who during any prior Plan Year were Key Employees shall be disregarded.

           If an Employee has not performed any services for the Employer at any time during the five year period ending on the Determination Date, the Account balance of such Employee shall be disregarded.

           (b)   "Aggregation Group"

           (1) A required Aggregation Group consists of the following plans:

                 (i) Each plan of an Employer in which a Key Employee is a participant in the plan year containing the Determination Date, or any of the four preceding plan years; and

                 (ii) Each plan of an Employer which enables a plan
                      described in clause (i) to meet the requirements of Code Sections 401(a)(4) or 410.

           (2) A permissive Aggregation Group consists of the following plans:

                 (i)  Any plan included in (b)(1), and

                 (ii) Any other plan designated by an Employer provided
                      that by including such plan, the Aggregation
                      Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

           (c) Top-heavy Aggregation Group. An Aggregation Group is Top-Heavy if the sum of:

           (1) the present value of the cumulative accrued benefits for Key Employees under all defined, benefit plans included in such group, and

           (2) the aggregate of the accounts of Key Employees under all defined contribution plans included, in such group,

      exceeds sixty percent (60%) of a similar sum determined for all Employees.

           (d) A "Key Employee" is any Employee or former Employee (including a Beneficiary of such Employee) who at any time during the Plan Year or any of the four preceding Plan Years is:

           (1) an officer of the Employer with annual compensation greater than fifty percent (50%) of the dollar limit in effect under Section 415(b)(1)(A) of the Code for such Plan year (as adjusted for cost of living increases), provided that no more than fifty employees, (or if less, the greater of three Employees) or ten percent of all Employees shall be treated as officers;

           (2) one of the ten Employees who have annual compensation from the Employer greater than the limitation in effect under Section 415(c)(1)(A) of the Code for such Plan Year (as adjusted for cost of living increases) and who owns one of the largest interests (which interest is more than a one-half percent (.05%) interest) in the Employer;

           (3)   a five percent (5%) owner of the Employer; or

           (4) a one percent (1%) owner of the Employer who has an annual compensation of more than $150,000.00;

      The constructive ownership rules of Section 318 of the Code
(substituting "5 percent" for "50 percent" in subparagraph (C) of Section 318(a)(2)), shall be applicable to (2), (3) and (4) above. For purposes of subparagraph (2), if two Employees have the same interest in the Employer, the Employee having greater annual compensation from the Employer shall be treated as having a larger interest.

      The Plan Administrator will make the determination of who is a Key Employee in accordance with Section 416(i)(1) of the Code and the regulations issued thereunder, which this Plan hereby incorporates by reference.

           (e) A "Non-Key Employee" is an Employee who is not a Key Employee, and includes the Beneficiary of such Employee.

           (f) The "Determination Date," with respect to any Plan Year commencing on or after January 1, 1984, means the last day of the preceding Plan Year. In the case of a new Plan, the Determination Date shall be the last day of the first Plan Year.

           (g) The "Valuation Date" is the Determination Date as of which account balances are valued for purposes of calculating the top-heavy ratio.

           (h) "Account" of a Participant, with respect to the Plan, or (if applicable) the Aggregation Group of which the Plan is a part, means as of any Determination Date:

           (1)   the Account balance(s) of such Participant; plus

           (2)   the contributions due as of the Determination Date;
                 plus

           (3) the aggregate distributions made from the plan(s) to such Participant within five (5) years thereof; less

           (4) any rollover amount contributed to this Plan by a Participant after December 31, 1983, but only to the extent permitted by regulations issued under Section 416(i)(4)(A) of the Code.

Section 9.2 Determination of Top-Heavy

      The Plan Administrator shall determine on each Determination Date whether the Plan is Top-Heavy. In making its determination, the Plan Administrator shall include all plans of a required Aggregation Group and any plans of the permissive Aggregation Group it determines to be appropriate for inclusion. The Determination of Account balances and the present value of accrued benefits is made separately for each plan and then the results of these determinations are aggregated by adding together the results for each plan as of the Determination Date for such plans that fall within the same calendar years. For purposes of determining whether the Plan is Top Heavy, if the Employer is a member of a Controlled Group, then all employees of the Controlled Group shall be treated as Employees of the Employer and all qualified plans maintained by the Controlled Group shall be treated as maintained by the Employer.

Section 9.3  Minimum Contribution

      For Plan Years during which the Plan is determined to be Top-Heavy, allocation of the Employer contributions, if any, shall be subject to the following rules:

           (a) Each Participant employed on the last day of the Plan Year shall receive a minimum allocation of the Employer contributions to his Account of not less than three percent (3%) of the Participant's compensation (within the meaning of Section 415 of the Code and regulations issued thereunder), whether or not such Participant had sufficient Hours of Service to entitle such Participant to any allocation provided, however, that such minimum allocation shall not exceed the highest percentage of Employer contributions allocated to any Key Employee for such Plan Year.

           (b) Any allocation made hereunder shall be offset by any Employer contribution allocation made to the Participant's account in another qualified plan maintained by the Employer which is in an Aggregation Group with this Plan.

           (c) After the satisfaction of the minimum allocation rule of subsection (a), any remaining Employer contributions shall be allocated to Participants' Accounts in accordance with Section 4.3.

Section 9.4  Limitation on Compensation Taken Into Account

      Prior to January 1, 1989, for any Plan Year during which the Plan is Top-Heavy, the Plan shall not for any purposes take into account Compensation for any Participant in excess of $200,000 or such greater amount announced by the Secretary of the Treasury to reflect cost-of-living increases.

Section 9.5  Vesting for Top-Heavy Plan

           (a) Commencing on the first day of any Plan Year for which the Plan is determined to be Top-Heavy, the following vesting schedule shall be substituted for the vesting schedule of Section
      6.2 and Section 6.7 of this Plan:

                    Years of Service
                      with Employer                Vested Percentage
                   ------------------            ---------------------
               Fewer than 2 years                         None
               2 years but fewer than 3                   20%
               3 years but fewer than 4                   40%
               4 years but fewer than 5                   60%
               5 years but fewer than 6                   80%
               6 years or more                           100%

           (b) All Years of Service shall be calculated without regard to whether the Plan was Top-Heavy during the applicable Plan Year.

           (c)   If the Plan becomes Top-Heavy and thereafter ceases to
      be Top-Heavy,    the foregoing vesting schedule shall continue to
      apply in determining the nonforfeitable interest of any Participant who had at least three (3) Years of Service of the last day of the Plan Year in which the Plan was Top-Heavy. For other Participants, the above schedule shall apply only to their Account as of the last day of the last Plan Year in which the Plan was Top-Heavy.

Section 9.6  Combined Plan Limitations

      For any Plan Year during which the Plan is Top-Heavy, the dollar limitation percentages in the Defined Benefit Plan fraction and Defined Contribution Plan fraction of Section 4.7 shall be one hundred percent (100%) rather than one hundred twenty-five percent (125%).

      This Section 9.6 shall not be effective and the limitation percentages shall remain at 125% if the Plan would satisfy Section 9.3 if "four percent (4%)" were substituted for "three percent (3%)" therein, and the Plan, or Aggregation Group of which the Plan is a part, would not be Top-Heavy under Section 9.1(a) or 9.1(c), as applicable, if "ninety percent (90%)" were substituted for "sixty percent (60%)" therein.

                    ARTICLE X - PLAN ADMINISTRATION


Section 10.1  Employer Responsibility

      The Employer, or if there is more than one Employer, the Sponsor shall be the Plan Administrator.

Section 10.2  Powers and Duties of the Plan Administrator

           (a) The Plan Administrator shall be responsible for and shall control and manage the operation and administration of the Plan.

           (b) The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan.

           (c) The Plan Administrator shall direct-the Trustee concerning all payments which shall be made out of the Trust pursuant to the Plan.

           (d) At the end of each Plan Year the Employer shall submit to the Plan Administrator the names of all Participants and the amount of contribution to be made by the Employer. The Plan Administrator shall then allocate the Employer contribution to all eligible Participants and shall transmit this information to the Trustee.

           (e) The Plan Administrator shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to questions of eligibility and the status and rights of Participants, Beneficiaries and other persons. Any such determination by the Plan Administrator shall be made in its sole discretion and shall be presumptively conclusive and binding on any persons. The regularly kept records of the Employer shall be conclusive and binding upon all persons with respect to an Employee's Hours of Service, date and length of employment, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Employees.

           (f) The Plan Administrator may require each Participant and each Beneficiary of a deceased Participant to furnish evidence, data or information as the Plan Administrator considers necessary or desirable for purposes of administering the Plan, including his post office address and any change in post office address.

           (g) AU rules and determinations of the Plan Administrator shall be uniformly and consistently applied to all persons in similar circumstances.

           (h) The Plan Administrator may appoint accountants, counsel, specialists, and other persons as it deems necessary or desirable in connection with the administration of this Plan. The Plan Administrator shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, specialist or other person.

Section 10.3  Records and Reports of the Plan Administrator

      The Plan Administrator shall keep a record of all its proceedings and acts and shall keep all such books of account, records, and other data as may be necessary for proper administration of the Plan. The Plan Administrator shall notify the Trustee and the Employer of any action taken by it and, when required, shall notify any other interested person or persons. The Plan Administrator shall have a copy, of this Plan and a copy of the Trust Agreement available at the principal office of the Employer during business hours. Such of its records as may pertain solely to a particular Participant shall be made available to such Participant, either by periodic reports of presentation for examination by such Participant during business hours.

Section 10.4  Plan Administrative Committee

      The Board of Directors of the Sponsor may, in its discretion, appoint a committee of one or more persons, to be known as the Plan Administrative Committee (Committee) to act as the agent of the Sponsor in performing the duties of the Sponsor. The members of the Committee shall serve at the pleasure of the Board of Directors; they may be officers, directors, or Employees of the Employer or any other individuals. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors. The Sponsor shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.

Section 10.5  Organization and Operation of the Plan Administrative
Committee

           (a) If the Board of Directors of the Sponsor appoints a Committee, the Committee shall act by majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signatures of a majority of the members will be sufficient to authorize Committee action. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan.

           (b) The Committee may authorize any of its members or any other person to execute any document or documents on behalf of it, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Plan Administrator, until the Committee shall file with the Trustee a written revocation of such designation.

           (c) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. These rules may be made available to the Employer and the Participants as determined by the Committee.

Section 10.6 Compensation and Responsibility for Payment of Expenses of the Plan Administrator

      The Plan Administrator or members of the Committee who are Employees of the Employer shall serve without compensation for services, as such, but all proper expenses incurred by the Plan Administrator incident to the ' functioning of the Plan may be paid in whole or in part by the Employer and any expenses not paid by the Employer shall be paid by the Trustee out of - the principal or income of the Trust Fund; provided, however, that unusual costs and expenses of litigation involving the Plan and losses, if any, of the Plan of any kind or character, shall be deemed expenses of the Plan and shall be borne by, and paid out of the Plan assets, except to the extent the Board of Directors elects to have such expenses paid directly by the Employer.

Section 10.7 Indemnity of Plan Administrator or Plan Administrative Committee Members

      The Sponsor shall indemnify and defend the Plan Administrator or, if the Board of Directors of the Sponsor has appointed a Committee each member of the Committee and each of its other Employees against any and all claims, loss, damages, expenses (including reasonable attorneys fees), and liability arising in connection with the administration of the Plan, except when the same is judicially determined to be due to the gross negligence or willful misconduct of such member or other Employee. The Employer may purchase liability insurance to cover the Plan Administrator or members of the Committee against loss, claims, damages or expense.

Section 10.8 Claims Procedure

      Claims for benefits under the Plan shall be made in writing to the Plan Administrator. Within 30 days after the filing of such a claim, the Plan Administrator shall, notify the claimant in writing whether his claim is upheld or denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain
(i) the specific reason or reasons for denial of the claim, (ii) a specific reference to the pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's review procedure. Within sixty
(60) days of the receipt by the claimant of the written notice of denial of the claim, the claimant or his duly authorized agent may file a written request with the Plan Administrator that it conduct a full and fair review hearing of the denial of the claimant's claim for benefits. In connection with the claimant's appeal of the denial of his benefit, the claimant or his duly authorized representative may review pertinent documents and may submit issues and comments in writing within 30 days of filing such request for review. The Plan Administrator shall render a decision on the claim appeal promptly, but not later than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing, if necessary) require an extension of time for processing, in which case the sixty
(60) day period may be extended to one hundred and twenty (120) days. The Plan Administrator shall notify the claimant in writing of any such extension. The decision upon review shall be communicated to the claimant within thirty days of the hearing and shall (i) include specific reasons for the decision, (ii) be written in a manner calculated to be understood by the ' claimant and (iii) contain specific references to the pertinent Plan provisions upon which the decision is based.

Section 10.9  Voting Right

           (a) In accordance with the requirements of Code Section 409(e), a Participant shall be entitled to direct the Trustee as to the manner in which voting rights of Employer Stock which is acquired by the Trust and allocated to his Account are to be exercised only with respect to any corporate matters which involve the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed by regulations.

           (b) A Participant shall be entitled to direct the Trustee as to the manner in which voting rights of the Employer Stock which was acquired with the proceeds of an Acquisition Loan entitled to the interest exclusion under Section 133 of the Code and allocated to his Account are to be exercised with respect, to all corporate matters subject to shareholder vote.

           (c) On matters subject to vote by shareholders, the Trustee shall vote the shares of (i) Employer Stock in the Account of a Participant to which no voting instructions have been received (whether or not the Participant has voting rights with respect to such matter), and (ii) unallocated Employer Stock held in the Shares Suspense Account, held as an advance Employer Contribution or held pending reallocation as a Forfeiture. The Trustee shall vote the shares of such Employer Stock in the manner directed by the Board of Directors of the Sponsor.

           (d) Before each meeting of shareholders which involves matters that Participants have the right to direct the Trustee as to the manner of voting allocated shares, the Committee shall, within a reasonable time before such meeting, provide each Participant or Beneficiary entitled under this section to direct the voting of Employer Stock with notice of such meeting, together with an appropriate form requesting directions on how such shares of Employer Stock allocated to such Participant's Account shall be voted on each such matter subject to direction.

Section 10.10  Bonding

      Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA, shall be bonded in an amount not less than 10% of the amount of the Trust funds such Fiduciary handles with a minimum bond of $1,000 and a maximum bond of $500,000. The cost of such bond(s), shall be an expense of and may, at, the election of the Employer, be paid from the Trust Fund or by the Employer.

                        ARTICLE XI - PLAN LOANS


Section 11.1  Plan Loans

      Loans to Participants are not permitted under this Plan.



           ARTICLE XII - QUALIFIED DOMESTIC RELATIONS ORDERS


Section 12.1  Permissible Assignment

      Notwithstanding any provision to the contrary herein, the Plan Administrator may assign the interest of a Participant in the Plan (or in a succeeding plan of the Employer or in the plan of a successor Employer) to an Alternate Payee pursuant to a Qualified Domestic Relations Order. The provisions of this Article shall control in the event the Plan receives a Qualified Domestic Relations Order with respect to a Participant's interest in the Trust Fund.

Section 12.2  Definitions

           (a)   Alternate Payee shall mean a

           (1)   spouse,

           (2)   former spouse,

           (3)   child, or

           (4)   other dependent

      of a Participant who is recognized by a Qualified Domestic
      Relations Order as having a right to receive all, or a portion of, a Participant's benefits under the Plan. An Alternate Payee is treated as a Beneficiary for all purposes under the Plan.

           (b)   Earliest Retirement Date under this Plan for purposes
      of this Article XII   shall mean the earliest of (1) the date on
      which the Participant is entitled to a distribution under the Plan; or (2) the earliest date on which the Participant could begin receiving benefits under the Plan if the Participant had separated from service, as provided under Article VIII of the Plan.

           (c) Qualification Procedures shall mean written procedures adopted by the Plan Administrator to determine whether domestic relations orders meet the requirements set out in paragraph (d), below, and to administer distributions under such orders. The procedures shall be implemented within a reasonable time after receipt of a domestic relations order by the Plan Administrator. Qualification Procedures must permit an Alternate Payee to designate a representative for receipt of copies of notices sent to the Alternate Payee with respect to a Qualified Domestic Relations Order.

           (d) Qualified Domestic Relations Order shall mean a judgment, decree or order, including approval of a property settlement agreement, that relates to provision of child support, alimony payments, or marital property rights to an Alternate Payee, is made pursuant to state domestic relations law, including a state community property law, and creates an Alternate Payee's right to all or a portion of the benefits payable to a Participant under the Plan. A Qualified Domestic Relations Order must specify:

           (1) the name and last known mailing address of each Alternate Payee,

           (2) the amount or percentage of the Participant's benefits to be paid to the Alternate Payee or the manner in which the amount is to be determined,

           (3) the number of payments or period for which payments are required, and

           (4) each plan to which the order relates. An order does not qualify under this definition if it:

                 (i) requires the Plan Administrator to provide a benefit or option not available under the Plan,

                 (ii) requires the Plan to provide increased benefits
                      or

                 (iii) requires payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a previously existing Qualified Domestic Relations Order.

Section 12.3  Notification

      The Plan Administrator shall promptly give written notification to the Participant and to the Alternate Payee of receipt of a domestic relations order and of Plan Qualification Procedures. The Plan Administrator shall then proceed with Qualification Procedures to determine whether the order is a Qualified Domestic Relations Order and shall notify the Participant and Alternate (or the Alternate Payee's designated representative) of its determination.

Section 12.4  Disposition of Disputed Funds

           (a) During the period in which the Plan Administrator is making its determination of the qualified status of the Domestic Relations Order, a separate accounting shall be maintained for any amounts which would be payable to the Participant.

           (b) if the order is determined to be a Qualified Domestic Relations Order within the 18-month period beginning on the date on which the first payment would be required to be made under the order, the Plan Administrator shall direct the Trustee to distribute the amounts in accordance with the order.

           (c) if the Plan Administrator determines that the order is not a Qualified Domestic Relations Order, or has not made a determination within the 18-month period described in (b) the Plan Administrator shall direct the Trustee to pay such amounts to the persons who would have received the amounts if the order had not been issued.

           (d) If an order is qualified after expiration of the 18-month period described in (b), payment-of benefits to an Alternate
      Payee shall proceed prospectively and the Plan shall not be liable to an Alternate Payee for benefits attributable to the period prior to qualification.

Section 12.5  Payment of Benefits

      The Plan Administrator shall comply with any Qualified Domestic Relations Order requiring that benefits be paid to an Alternative Payee beginning not earlier than the Participant's Earliest Retirement Date, provided, however, that in determining the time, manner and form of distribution under Article VIII, the Alternate Payee shall be treated in the same manner as a Participant who has separated from service.

Section 12.6  Form of Payment

      Payment of benefits pursuant to a Qualified Domestic Relations Order shall be made only as permitted under the Plan.

       ARTICLE XIII - AMENDMENTS AND ACTION BY SPONSOR/EMPLOYER


Section 13.1  Amendments

      The Sponsor reserves the right to make from time to time any amendment or amendments to this Plan in any manner it deems necessary or advisable. However, no amendment shall be made which authorizes or permits any of the Trust Fund, other than the part which is required to pay taxes and administration expenses, to be used for or diverted to purposes other than for the exclusive benefit of the Participants or Beneficiaries. No amendment shall cause or permit any portion of the Trust Fund to revert to or become a property of the Employer, and no amendment which affects the rights, duties or responsibilities of the Trustee, Plan Administrator, or an Employer may be made without the written consent of the affected party.

Section 13.2  Action by Sponsor/Employer

      Any action by the Sponsor or an Employer under this Plan may be by resolution of its Board of Directors or by any person or persons, duly authorized by resolution of the Board of Directors to take action. However, neither the Trustee nor the Plan Administrator (if other than the Sponsor) shall have any obligation or responsibility with respect to any action required by the Plan to be taken by the Sponsor or the Employer, any Participant or eligible Employee, nor for the failure of any of those period to act or make any payment or contribution, or to otherwise provide any benefit contemplated under this Plan. The Trustee or the Plan Administrator (if other than the Sponsor or the Employer) shall not be required to collect any contribution required under the Plan, or determine the correctness of the amount of the Employer contribution.

Section 13.3  Plan Ceases to Constitute an ESOP

      In the event that the Plan is terminated pursuant to Section 15.1 hereof, or is amended in a manner which causes the Plan to cease being an ESOP, any Employer Stock distributed to the Participants in liquidation of the Trust Fund, or held by the Trustee if the Trust Fund is not liquidated, which was acquired with Acquisition Loan proceeds shall continue to be subject to the provisions of Section 8.5, relating to the Put Option requirement, and the Trust Agreement.


              ARTICLE- XIV - SUCCESSOR SPONSOR AND MERGER
                       OR CONSOLIDATION OF PLANS


Section 14.1  Successor Sponsor

      In the event of the dissolution, merger, consolidation or reorganization of the Sponsor, provisions may be made by which the Plan and Trust will be continued by the successor. In that event, such successor shall be substituted for the Sponsor under the Plan. The substitution of the successor shall constitute an assumption of the Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

Section 14.2  Plan Assets

      In the event of the merger or consolidation of this Plan with, or transfer of assets and liabilities of this Plan to, any other Plan, each Participant shall be entitled (if such other Plan had then terminated) to receive a benefit immediately after the merger, consolidation or transfer which is not less than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated).


                     ARTICLE XV - PLAN TERMINATION


Section 15.1  Termination of Plan and Trust

      The Employer shall have the right, at any time, to suspend or discontinue its contributions under the Plan, and to terminate, at any time, this Plan and the Trust created thereunder. The Plan shall terminate (as to any Employer) upon the first to occur of the following:

           (a) The date terminated by action of the Board of Directors, provided the Board gives the Trustee thirty (30) days' prior written notice of the termination;

           (b) The date the Employer shall be judicially declared bankrupt or insolvent;

           (c) The dissolution, merger, consolidation or reorganization of the Employer, or the sale by such Employer of all or substantially all of its assets,

unless the successor or purchaser makes provision to continue the Plan, in which event the successor or purchaser shall substitute itself as such Employer.

Section 15.2  Full Vesting

      Notwithstanding any other provision in this Plan to the contrary, upon a full or partial termination of the Plan, or upon complete discontinuance of contributions, an affected Participant's right to his Account shall be one hundred percent (100%) nonforfeitable.

Section 15.3  Distribution of Trust Fund

      Upon a termination of the Plan, the Employer at its option may direct and require the Trustee to liquidate the Trust Fund or the applicable portion thereof, and distribute the same to interested Participants. If the Employer does not direct the Trustee to liquidate the Trust Fund upon a termination of the Plan, then the provisions of
Article VIII shall remain operative, and the Trust shall continue until the Trustee has distributed all of the benefits under the Plan. On each Valuation Date, the Plan Administrator shall credit any part of a Participant's Account retained in the Trust Fund with its proportionate share of the Trust Fund's income, expenses, gains and losses, both realized and unrealized, until such Account has been fully distributed.






                      ARTICLE XVI - MISCELLANEOUS


Section 16.1 Non-Guaranty of Employment

      Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee or as a right of any Employee to be continued in the employment of the Employer or as a limitation of the right of the Employer to discharge any of its Employees with or without cause.

Section 16.2  Rights to Trust Assets

      No Employee shall have any right to or interest in any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. Except as otherwise may be provided under Title IV of ERISA, all payments of benefits as provided for in this. Plan shall be made solely out of the assets of the Trust Fund and none of the Fiduciaries shall be liable therefor in any manner.

Section 16.3  Word Usage

      Words used in the masculine shall apply to the feminine where applicable; and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.


                         G.R. HERBERGER'S, INC
                    EMPLOYEE STOCK OWNERSHIP TRUST

                  AGREEMENT AND DECLARATION OF TRUST

                           TABLE OF CONTENTS
                                                                   PAGE

ARTICLE I - ESTABLISHMENT OF TRUST FUND. . . . . . . . . . . . . . . .1
      Section 1.1     Establishment of Trust Fund. . . . . . . . . . .1
      Section 1.2     Other Trusts . . . . . . . . . . . . . . . . . .1

ARTICLE II - COMPOSITION OF TRUST FUND . . . . . . . . . . . . . . . .1

ARTICLE III - TRUSTEES . . . . . . . . . . . . . . . . . . . . . . . .2
      Section 3.1     Appointment and Resignation of Trustees. . . . .2
      Section 3.2     Change of Trustees . . . . . . . . . . . . . . .2
      Section 3.3     Final Accounting . . . . . . . . . . . . . . . .2

ARTICLE IV - MANAGEMENT AND INVESTMENT OF THE FUND . . . . . . . . . .3
      Section 4.1     Duties of Trustee. . . . . . . . . . . . . . . .3
      Section 4.2     Trustee Investment Responsibility. . . . . . . .3
      Section 4.3     Loans by Trustee . . . . . . . . . . . . . . . .3
      Section 4.4.    Collective Investment Trust. . . . . . . . . . .4
      Section 4.5     Insurance. . . . . . . . . . . . . . . . . . . .4
      Section 4.6     Other Powers . . . . . . . . . . . . . . . . . .4
      Section 4.7     Loans to Participants. . . . . . . . . . . . . .5
      Section 4.8     Voting of Employer Stock . . . . . . . . . . . .6

ARTICLE V - VALUATION OF PLAN ASSETS . . . . . . . . . . . . . . . . .6

ARTICLE VI - RECORDKEEPING AND ACCOUNTINGS BY TRUSTEE. . . . . . . . .6

ARTICLE VII - REQUIREMENT OF WRITTEN REQUESTS AND
      INSTRUCTIONS TO TRUSTEE. . . . . . . . . . . . . . . . . . . . .6

ARTICLE VIII - STANDARD OF CONDUCT . . . . . . . . . . . . . . . . . .7

ARTICLE IX - TERMINATION OF THE PLAN . . . . . . . . . . . . . . . . .7

ARTICLE X - AMENDMENT OF TRUST AGREEMENT . . . . . . . . . . . . . . .7

ARTICLE XI - ADMINISTRATIVE EXPENSES AND COMPENSATION OF
      TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE XII - SITUS. . . . . . . . . . . . . . . . . . . . . . . . . .8



                  AGREEMENT AND DECLARATION OF TRUST


      This Agreement and Declaration of Trust, is made by and between the undersigned, hereinafter referred to respectively as the "Employer" and the "Trustee".

      WHEREAS, the Employer has adopted an employee stock ownership plan and amended it to include a Section 401(k) plan to be known as the G.R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan ("Plan"), the provisions of which are incorporated herein by reference and a copy of which is annexed hereto, for the benefit of the Participants as therein defined and their Beneficiaries; and

      WHEREAS, the Employer deems it to be appropriate to amend the Agreement and Declaration of Trust;

      NOW, THEREFORE, the Employer and Trustee do hereby agree and declare each with the other as follows:

                ARTICLE I - ESTABLISHMENT OF TRUST FUND

Section 1.1      Establishment of Trust Fund

      The Employer hereby establishes with the Trustee, pursuant to the Plan, a trust comprised of contributions by the Employer and Participants and earnings and profits thereon, together with such other payments acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee by or on behalf of the Employer or any other employer authorized to maintain the Plan and the earnings and profits thereon. AR such money and property, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments which at the time of reference shall have been made by he Trustee, as authorized herein, are referred to herein as the 'Trust Fund!'. ne Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions of this Agreement and Declaration of Trust.

Section 1.2      Other Trusts

      Nothing contained in this Agreement and Declaration of Trust shall be construed to prevent the same Trustee named herein from acting as Trustee for plans of other employers.

                ARTICLE II - COMPOSITION OF TRUST FUND

      The Trust Fund shall be composed of all sums of money and of all property acceptable to the Trustee, and received by the Trustee to be held in trust hereunder as evidenced by its receipts, from whatever source received together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, or the part thereof from time to time remaining.

                        ARTICLE- III - TRUSTEES

Section 3.1      Appointment and Resignation of Trustees

      Appointment of Trustees shall be the responsibility of the Board of Directors of the Sponsor. Any Trustee may resign at any time on giving sixty days notice in writing to the Sponsor or the Sponsor may discharge any Trustee on similar notice, unless the Sponsor and Trustee agree in writing to forego such notification period. In the event of the resignation, discharge, death, refusal to act, or inability to act of any Trustee, the Board of Directors of the Sponsor shall select a successor Trustee who shall have the same powers and duties as those conferred upon the Trustee in this Agreement. Any Trustee appointed hereunder shall signify his acceptance in writing to the Board of Directors.

Section 3.2      Change of Trustees

      All power and authority of a Trustee who resigns or is removed shall be terminated at the end of the sixty-day period, at which time all"such power and authority shall be vested in the successor Trustee without any further act or deed; provided, however, that if a successor Trustee will not have been appointed and qualified at the end of such period the power and authority of the former Trustee shall continue until the later appointment and qualification of a successor Trustee at which time said power and authority shall be so vested in such successor Trustee. The former Trustee shall, as of the time the successor Trustee assumes office, assign, transfer, and set over to the successor Trustee the funds and property then constituting the Trust Fund; provided, however, that the former Trustee may retain in reserve such sums of money, or may liquidate assets and from the proceeds thereof reserve such funds, as they may deem to be sufficient for the payment of their expenses in connection with the settlement of their accounts or otherwise, and, after the payment of such expenses, they shall pay the balance of such reserved funds then remaining to the successor Trustee then qualified and acting.

Section 3.3      Final Accounting

      Within sixty days after a change of Trustee has become effective, the former Trustee shall file with the Employer an accounting of the administration of the Trust for the period subsequent to their latest accounting, containing the same information required to be contained in their annual accounts. No successor Trustee shall be liable or responsible in any way for anything done or omitted prior to the date as of which he becomes a Trustee.

          ARTICLE IV - MANAGEMENT AND INVESTMENT OF THE FUND

Section 4.1      Duties of Trustee

      It shall be the duty of the Trustee (a) to hold the Trust Fund, (b) to invest and reinvest the Trust Fund, (c) to keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and (d) to pay monies to or on the order of the Plan Administrator provided for under the Plan, including, when the Plan Administrator shall so order, payments to the Participants or their Beneficiaries under the Plan. Such order need not specify the purpose of such payments so ordered and the Trustee shall not be responsible in any way respecting the purposes of such payments or for the general administration of the Plan by the Plan Administrator. The Trustee shall be under no duty to enforce payment of any contribution.

Section 4.2      Trustee Investment Responsibility

      Employer contributions made in cash, and other cash received by the Trustee, shall first be applied to pay for Employer Stock acquired pursuant to Section 8.5 or 8.6 of the Plan and after such application may be applied to acquire additional shares of Employer stock from the shareholders of the Employer or from the Employer as directed by the Plan Administrator. The investment policy of the Plan shall be to invest primarily in Employer Stock, including up to 100% of the Trust.
To the extent funds are available thereafter the Trustees may invest funds temporarily in savings accounts, certificates of deposit, stocks, bonds, or other investments deemed desirable for the Trust, or such funds may be held in cash or cash equivalents. In addition, at the direction of the Plan Administrator, the Trustee may borrow funds pursuant to Section 4.3 of the Trust to purchase Employer Stock from the Employer or its shareholders.

      The Board of Directors of the Sponsor shall have the fiduciary responsibility for decisions regarding the acquisition, holding, disposition and voting (subject to Section 4.8 of the Agreement) of Employer Stock and shall have the exclusive power, authority and responsibility to determine whether to sell, purchase or hold Employer stock.

Section 4.3      Loans by Trustee

      In the event the Trustee borrows funds as provided under Section
4.2 of the Trust, the proceeds of such loan shall be used within a reasonable time only for the following purposes:

      (a)  To acquire Employer Stock;

      (b)  To repay such loan; and

      (c)  To repay a prior loan made under this Section 4.3.

Except as provided in Section 8.5 and 8.6 of the Plan, no Employer Stock acquired with the proceeds of a loan may be subject to a put, call, other option, or a buy-sell or similar arrangement while held by the Trustee, or when distributed from the Plan, whether or not that Plan is then an ESOP. The Trustee and the Plan Administrator shall take all action necessary to insure that any loan made under this Section 4.3 constitutes an "exempt loan" as defined in Section 4975(d)(3) of the Code.

Section 4.4.     Collective Investment Trust

      The Declaration of Trust executed by Norwest Bank Minnesota, National Association, on April 3. 1989, establishing Norwest Bank Collective Funds for Employee Benefit Plans is hereby incorporated by reference into this agreement, and, notwithstanding any other provision of this trust agreement to the contrary, the Trustee may cause part or all of the money of this Trust, without limitation as to amount, to be invested in and commingled with the money of trusts created by others and invested and reinvested as a part of any one or more of the Funds heretofore or hereafter created by said Declaration of Trust, and money of this Trust so added to any of the said Funds heretofore or hereafter created by said Declaration of Trust shall be subject to all of the provisions of said Declaration of Trust as it is amended from time to time.

Section 4.5      Insurance

      The Trustee shall not invest any of the assets of the Trust Fund in annuity or insurance contracts.

Section 4.6      Other Powers

      In addition to the powers conferred upon them elsewhere in this instrument, the Trustees shall be authorized and empowered:

      (a) To purchase and subscribe for any securities or other property and to retain such securities or other property in the Trust Fund.

      (b) To sell, exchange, convey, transfer or otherwise dispose of any property held by it, by private contract or at public auction, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

      (c) To adjust, settle, contest, compromise and arbitrate any claims, debts, or damages due or owing to or from the Trust Fund, and to sue, commence or defend any legal proceedings in reference thereto.

      (d) To vote upon any stocks, bonds, or other securities, to give general or special proxies or powers of attorney with or without power of substitution, to exercise any conversion privileges, subscription rights, or other options and to make any payments, incidental thereto, to consent to or otherwise participate in corporate securities and to delegate discretionary powers and to pay assessments or charges in connection therewith, and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property held in the Trust Fund.

      (e) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted.

      (f) To register any investments held in the Trust Fund in its own name or in the name of a nominee and to hold any investment in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Fund.

      (g) To manage, administer, operate, lease for any number of years, regardless of any restrictions on leases made by fiduciaries, develop, improve, repair, alter, demolish, mortgage, pledge, grant options with respect to, or otherwise deal with any real property or interest therein at any time held by it.

      (h) To employ suitable agents and counsel and to pay their reasonable expenses and compensation.

      (i) To borrow or raise monies for the purpose of the Trust from any source and for any sum so borrowed to issue its promissory notes as Trustee and to secure the repayment thereof by pledging all or any part of the Trust Fund. No person loaning money to the Trustee shall be bound to see to the application of the money loaned or to inquire into the validity, expediency, or propriety of any such borrowing.

      (j) To deposit any portion of the Trust fund in bank accounts, certificates of deposit, time deposit open accounts and other similar investments which bear a reasonable rate of interest, in the banking department of any bank or trust company, including the banking department of the Trustee or any affiliate or affiliates of the Trustee.

Section 4.7      Loans to Participants

      Loans to Participants shall not be permitted.

Section 4.8      Voting of Employer Stock

      The Trustee shall vote the Employer Stock held in the Trust Fund as provided in Section 10.9 of the Plan and subject to Fiduciary duties set forth in Section 404 of ERISA.

                 ARTICLE V - VALUATION OF PLAN ASSETS

      Within sixty days after the receipt of the Employers' contribution for a Plan Year, the Trustee shall ascertain and certify to the Employer the market values of the assets of the Trust Fund, as of the last day of the Plan Year. Such market values may be determined either by the Trustee itself or by such person or persons believed by the Trustee to be competent to make such determination as the Trustee may select. Any determination of values so made shall, for all purposes of the Plan, conclusively establish such values.

      ARTICLE VI - RECORDKEEPING AND ACCOUNTINGS BY TRUSTEE

      The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements, and other transactions hereunder, and, all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Board of Directors. Within sixty days following receipt of Employer's contributions for each Plan Year, and within sixty days after the removal or resignation of a Trustee as provided in Article III hereof, the Trustee shall file with the Board of Directors a written account setting forth all investments, receipts, disbursements, and other transactions effected by it during such Plan Year or during the period from the close of the last Plan Year to the date of such removal or resignation, which account so filed shall be open to inspection during business hours by the Employer, the Plan Administrator and by Participants and their Beneficiaries.

             ARTICLE VII - REQUIREMENT OF WRITTEN REQUESTS
                      AND INSTRUCTIONS TO TRUSTEE

      Any action by the Board of Directors of the Sponsor pursuant to any of the provisions of this Plan and Trust shall be evidenced by a resolution of the Board of Directors certified to the Trustee over the signature of the Secretary or Assistant Secretary with the corporate seal, if any, affixed, and the Trustee shall be fully protected in acting in accordance with such resolution so certified to it. All orders, requests, and instructions of the Plan Administrator to the Trustee shall be in writing and the Trustee shall act and shall be fully protected in acting in accordance with such orders, requests, and instructions. The Sponsor shall furnish the Trustee from time to time with certified copies of resolutions of its Board of Directors evidencing the appointment and termination of office of the Plan Administrator or any members of the Plan Administrative Committee and the appointment of successors thereto.

                  ARTICLE VIII - STANDARD OF CONDUCT

      The Trustee shall be bound to perform his duties for the purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Trust. He shall act in accordance with the care, skill, prudence and diligence that would characterize the actions of a prudent man, knowledgeable in the performance of such duties in similar circumstances with similar objectives. Unless under the circumstances it is clearly imprudent, he shall diversify the investments of the Plan so as to minimize the risk of large losses.

      If according to the provisions of the Plan and Trust, the Trustee shall be subject in the management and control of the Fund to the directions of the Plan Administrator or Sponsor, the Trustees in acting pursuant to and in reliance on, such directions shall be fully and completely indemnified and held harmless by the Employer from any liability, loss or expense (including legal fees) arising out of its actions so directed. The Trustee shall be indemnified under these circumstances notwithstanding that such directions, and the Trustee's conduct pursuant thereto, may constitute a breach of fiduciary obligations to the Plan, the Participants and Beneficiaries.

                 ARTICLE IX - TERMINATION OF THE PLAN

      The Plan may be terminated at any time by the Board of Directors of the Sponsor, in which event the Trust Fund shall be liquidated by the Trustee in accordance with the written directions of the Sponsor pursuant to the Plan. However, in no event, may the Trust Fund revert to the Employer except as specifically provided by the Plan.

               ARTICLE X - AMENDMENT OF TRUST AGREEMENT

      The Sponsor reserves the right at any time and from time to time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all of the provisions of this Agreement and Declaration of Trust, and provided that no modification or amendment which affects the rights, duties or responsibilities of the Trustee may be made without its consent in writing and further provided that no such modification or amendment shall authorize or permit, at any time, any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries under the Plan.

               ARTICLE XI - ADMINISTRATIVE EXPENSES AND
                        COMPENSATION OF TRUSTEE

      The Trust Fund shall bear all brokerage costs and transfer taxes incurred in connection with the investment and reinvestment of the Trust Fund and all income taxes or other taxes of any kind whatsoever which may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, all expenses incurred in connection with the acquisition or holdings of real property, any interest therein or mortgage thereon, and all interest which may be payable or money borrowed by the Trustee for the purposes of the Trust. All other administrative expenses incurred by the Trustee in the performance of its duties, including fees for legal services rendered to the Trustee, such compensation to the Trustee as may be agreed upon in writing from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, shall be paid by the Employer and, in the event not paid by the Employer, shall be paid by the Trust Fund; provided, however, no person serving as Trustee who is also an Employee of the Employer shall receive any compensation from the Trust Fund, except for reimbursement of expenses properly and actually incurred.

                          ARTICLE XII - SITUS

      This Agreement and Declaration of Trust shall be administered, construed and enforced according to the laws of the State of Minnesota when not superseded by federal law.

      WITNESS WHEREOF, the parties have executed this Agreement this 26th day of May 1993.

                                       EMPLOYER:

                                       G. R. HERBERGER'S, INC.


                                       By:  ____________________________
                                            Its:  President


                                       By:  _____________________________
                                            Its:  Vice President



                                       FANDEL COMPANY


                                       By:  _____________________________
                                            Its:  President



                                       By:  _____________________________
                                            Its:  Vice President


                                       TRUSTEE:

                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION

                                       By:  ___________________________
                                            Its:  Asst. Vice President


                                       By:  ___________________________
                                            Its:  Asst. Vice President


                           AMENDMENT NO.  1
                                  TO
                        G. R. HERBERGER'S, INC.
                  401(K) EMPLOYEE STOCK PURCHASE PLAN
                   AND EMPLOYEE STOCK OWNERSHIP PLAN


      WHEREAS, G. R. Herberger's, Inc. (the "Employer") has adopted and currently maintains the G. R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan (the "ESOP") and has established the related Employee Stock Ownership Trust (the "Trust");

      WHEREAS, the Employer wishes to amend the ESOP as requested by the IRS in determining the Plan's status as a qualified plan;

      NOW, THEREFORE, the Employer hereby amends the ESOP as follows:

      1. Section 6.5 Computation of Years of Service and Breaks in Service shall be amended by adding the following to the end of the first paragraph of Section 6.5:

      "Hours of Service for purposes of determining Years of Service and Breaks in Service under this Section 6.5 shall include Hours of Service with any member of the Employer's Controlled Group."

      2. Section 6.5(g) shall be amended by deleting the last sentence of Section 6.5(g) and replacing it with the following sentence:

      "In the case of a Participant's absence from service for a Parental Absence as provided under Article VII, the twelve (12) consecutive month period beginning on the Employee's Severance from Service Date shall not constitute a Break in Service."

      3.   Section 8.1(b) Consent to Distribution Prior to Normal
Retirement Age shall be amended by restating Section 6.l(b)(1) in its entirety to read as follows:

           "(1) If a Participant terminates his employment with the Employer and the value of his vested Account balance is not and never was greater than $3,500, the Plan Administrator shall direct the distribution of such vested Account balance in a lump sum without the Participant's consent."

      4. Section 9.3 Minimum Contribution, shall be amended by adding a new Section 9.3(d) to read as follows:

           "(d) For purposes of determining whether or to what extent a minimum contribution is required, there shall be treated as an Employer Contribution any Elective Deferral Contribution made on behalf of a Participant who is a Key Employee for the Plan Year. Any Elective Deferral Contribution made on behalf of any Participant who is a Non-- key Employee for the Plan Year shall not, however, be treated as an Employer's contribution for purposes of satisfying the minimum contribution requirement of Section 9.3(a)."

      5.   Section 9.5(c) shall be amended replacing the phrase "five
(5) Years of Service" with the phrase "three (3) Years of Service" where it appears in such Section 9.5(c).

      6. The foregoing provisions shall be effective as of the Effective Date of the restatement of the Plan, namely January 1, 1989.


      IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the dates indicated below.


                                       G. R. HERBERGER'S, INC.,
                                            Employer,


Dated: ________________                By ___________________________
                                            Its:  President

Dated: ________________                By _____________________________
                                            Its Vice President of
Operations

                                       NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION, as Trustee


Dated: ________________                By _____________________________
                                            Its Asst. Vice President

      IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date indicated below.

Dated:  ____________________           G. R. HERBERGER'S, INC., Sponsor


                                       By _____________________________
                                         Its Vice President - Finance and
Operations

                                       By _____________________________
                                         Its President


Dated:  ____________________           NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION, as Trustee

                                       By _____________________________
                                         Its Asst. Vice President


                                       By _____________________________
                                         Its Vice President


                            AMENDMENT NO. 2
                                  TO
                        G.R. HERBERGER'S, INC.
                  401(k) EMPLOYEE STOCK PURCHASE PLAN
                                  AND
                     EMPLOYEE STOCK OWNERSHIP PLAN

      WHEREAS, G.R. Herberger's, Inc. (the "Sponsor") has adopted and currently maintains the G.R. Herberger's Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan (the "Plan") and has established the related Employee Stock Ownership Trust (the "rust"); and

      WHEREAS, the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") requires that beginning in 1994 a qualified plan such as the Plan may not take into account compensation in excess of $150,000, indexed for cost-of-living adjustments in increments of $10,000;

      WHEREAS, the Sponsor wishes to amend the Plan to comply with the requirements of OBRA '93;

      WHEREAS, the Sponsor wishes to amend the Plan to clarify the treatment of forfeitures of terminated participants who are 0% vested in their Account balance; and

      WHEREAS, the Plan needs to be amended, to correctly reflect the diversification requirements applicable to the Plan.

      NOW, THEREFORE, the Sponsor hereby amends the Plan as follows:

      1. Section 2.7 Compensation shall be amended by deleting the last paragraph of such Section 2.7 and adding the following language to the end of Section 2.7:

           "In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA
      '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

           For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code
      Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

           If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000

           In determining the Compensation of a Participant, the family aggregation rules of Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If the aggregate Compensation for the family group exceeds the limitation under Code Section 401(a)(17), then the Compensation of the family member shall be proportionately reduced so the total equals the compensation limit set forth in Code Section 401(a)(17)."

      2. Section 6.4 of the Plan shall be amended by adding the following unnumbered paragraph to the end of Section 6.4:

           "For purposes of this Section 6.4 and subject to
      Section 8.1(b), if upon termination of employment, a Participant is 0% vested in his Account balance, such Participant shall be deemed to have received a lump sum distribution of such vested Account balance and shall immediately forfeit the nonvested portion of his Account balance, subject to restoration under Section 8.4."

      3. Section 5.3(b) of the Plan shall be amended effective as of January 1, 1989 to read as follows:

      (b) A participant's Qualified Election Period shall be the six Plan Year period beginning on the latter of (i) the Plan Year in which the Participant attains age 55; or (ii) the Plan Year in which the Participant first becomes qualified under subparagraph (a) above.

      4. Unless specifically provided otherwise, this Amendment No. 2 shall be effective January 1, 1994.



                            AMENDMENT NO. 3
                                  TO
                        G.R. HERBERGER'S, INC.
                  401(k) EMPLOYEE STOCK PURCHASE PLAN
                                  AND
                     EMPLOYEE STOCK OWNERSHIP PLAN


WHEREAS, G.R. Herberger's, Inc. (the "Sponsor") has adopted and currently maintains the G.R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan (the "Plan") and has established the related Employee Stock Ownership Trust (the "Trust"); and

WHEREAS, the Sponsor wishes to amend the Plan to allow for employer matching contributions to be made with respect to certain Elective Deferrals made by Participants to the Plan; and

WHEREAS, the Sponsor wishes to make several additional modifications to the Plan.
NOW, THEREFORE, the Sponsor hereby amends the Plan as follows:

1.    Section 2.1 shall be amended and restated as follows:

      Section 2. 1 Account shall mean the entire interest of each Participant in the Trust. The Trustee shall create and maintain a separate account for each Participant and shall credit thereto the amount of contributions to the Plan and all gains and losses allowable thereto. Within each Participant's Account, separate accountings shall be maintained for: (i) Elective Deferral Contributions, (ii) Matching Contributions, and (iii) Employer Discretionary Contributions, if any, and all gains and losses thereon. That portion of a Participant's Account attributable to Elective Deferral Contributions, if any, shall be referred to as the Participant's Elective Deferral Account, and that portion of a Participant's Account attributable to Matching Contributions, if any, shall be referred to as the Participant's Matching Account.

2. There shall be added to the Plan a new Section 2.2A to read as follows:

      Section 2.2A Actual Contribution Percentage ("ACP") shall mean for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group to the nearest one-hundredth of one percent) of the amount of Matching Contributions made under the Plan on behalf of the Participant for the Plan Year to the Participant's Compensation, as defined under Section 2.7, for the Plan Year. Such ACP shall not include Matching Contributions that a-re for-felted either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. Compensation shall include Compensation for the entire Plan Year, even if the Employee is not a Participant for the entire Plan Year, unless a different result is required by regulation or statute. For purposes of determining the ratio, of a Participant who is a five percent (5%) owner or one of the ten (10) most highly paid Highly Compensated Employees, the ratio and the Compensation of such Participant shall include the ratio and the Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the ratio both for Participants who are Non-Highly Compensated and for Participants who are Highly Compensated Employees.

3. Section 2.2A shall be renumbered 2.2B and amended and restated as follows:

      Section 2.2B. Actual Deferral Percentage ("ADP") shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group to the nearest one-hundredth of one percent) of the amount of Employer Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to the Participant's Compensation, as defined under Section 2.7, for such Plan Year.

      Compensation shall include Compensation for the entire Plan Year even if the Employee is not a Participant for the entire Plan Year unless a different result is required by regulation or statute. Employer contribution on behalf of any Participant shall include:
      (i) any Elective Deferrals made pursuant to the Participant's Elective Deferral Agreement, including Excess Elective Deferrals of Highly-Compensated Employees, but excluding Excess Elective Deferrals of Non-Highly Compensated Employees that arise solely from Elective Deferrals made under the Plan or plans of this Employer; and (ii) at the election of the Employer, Matching Contributions. The actual deferral ratio for a Participant who fails to make Elective Deferrals is zero. For purposes of determining the deferral ratio of a Participant who is a five percent (5 %) owner or one of the ten (10) most highly-paid Highly Compensated Employees, the deferral ratio and the Compensation of such Participant shall include the deferral ratio and the Compensation for the Plan Year of Family Members (as defined in Code Section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the deferral ratio both for Participants who are Non-Highly Compensated and for Participants who are Highly Compensated Employees.

4. There shall be added to the Plan a new Section 2.14A to read as follows:

      Section 2.14A Excess Aggregate Contribution shall mean with respect to any Plan Year, the excess of:

      (a) The aggregate amount of Matching Contributions actually taken into account in computing, the ACP of Highly Compensated Employees for such Plan Year over,

      (b) The maximum amount of such Matching Contributions for the Highly Compensated Employees permitted by the ACP test (determined by reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the ACP beginning with the highest of such percentages). Such determination shall be made after first determining Excess Elective Deferrals pursuant to
      Section 2.14C and then determining Excess Contributions pursuant to Section 2.14B.

5.    Section 2.14A shall be renumbered 2.14B.

6.    Section 2.14B shall be renumbered 2.14C.

7. There shall be added to the Plan a new Section 2.21A to read as follows:

      Section 2.21A Matching Contribution shall mean an Employer contribution made to this Plan or any other defined contribution plan on behalf of a Participant on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

8. There shall be added to the Plan a new Section 4. 1 B to read as follows:

      Section 4.1B Employer Matching Contributions

      For each Plan Year, the Employer may contribute. on behalf of each Participant who has made Elective Deferral Contributions for the Plan Year, pursuant to an Agreement under Section 4.1A of the Plan, and has elected to invest such Elective Deferral Contributions in Employer Stock, pursuant to Section 5.4 of the Plan, a discretionary Matching Contribution of an amount equal to a percentage of' the Participant's Compensation contributed as an Elective Deferral Contribution and invested in Employer Stock (which is not subsequently returned to the Participant as a corrective distribution, pursuant to Section 4.13), the exact percentage of which is to be determined each year by the Employer.

9.    Section 4.2 shall be amended and restated as follows:

      Section 4.2 Time of Payment and Form of Contribution

      The Employer contributions, if any, shall be paid to the Trustee either in cash or Employer Stock as the Board of Directors may from time to time determine. In determining the amount of the Employer contributions, shares of Employer Stock will be valued at their then Fair Market Value Per Share. The Employer contributions shall be paid to the Trustee on or before the due date for filing its federal income tax return including extensions, for the fiscal year of the Employer with respect to which the contributions were made.

      Elective Deferral Contributions shall be paid to the Trustee as soon as the amount can be reasonably identified and separated from the Employer's other assets. Payment shall in any event be made within 30 days after the Participant would otherwise have received the amount withheld from Compensation on account of the Elective Deferral.

      The Employer Matching Contributions, if any, shall be paid to the Trustee as soon as the amount can be reasonably computed and identified and separated from the Employer's other assets. The Employer Matching Contributions shall be paid to the Trustee on or before the due date for filing its federal income tax return, including extensions, for the fiscal year of the Employer with respect to which the contributions were made.

10. Paragraph (b) of Section 4.3 of the Plan shall be amended and restated to read as follows:

      (b)  Financed Shares acquired with the proceeds of an Acquisition
      Loan under Section 4.3 of the Trust shall be added to and maintained in a Shares Suspense Account. As the Employer makes
      ESOP contributions to the Plan for a Plan Year and the Trustee makes payments on the Acquisition Loan, such Financed Shares shall be released from the Shares Suspense Account and allocated as of the last day of the Plan Year for which the contribution was made to the Accounts of the Participants in the manner provided in paragraph (a) above. The Number of Financed Shares to be released from the Shares Suspense Account for each Plan Year shall be in an amount equal to the number of currently encumbered Financed Shares multiplied by one of the two fractions provided in subparagraphs
      (1) and (2) below. The Plan Administrator shall deter-mine which fraction to use at the time of each such loan, provided, however, that the Plan Administrator may use the fraction in subparagraph
      (2) only if the following rules apply: (i) the loan must provide for annual payments of ' principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years; and (ii) interest included in any payment is disregarded only to the extent that it would be deter-mined to be interest under standard loan amortization tables. In addition, subparagraph (2) is not applicable from such time . that, by reason of a renewal, extension, or refinancing, the sum of the expired duration of the loan, the renewal period, the extension period, and the duration of a new loan exceeds 10 years. If such loan fails to comply with these rules, the Plan Administrator shall use the method set forth in subparagraph (1).

           (1) The numerator of the fraction is the total payments of principal and interest made during the Plan Year, and the denominator of the fraction is the total payments of principal and interest made during the Plan Year plus the total payments of principal and interest due under the loan for all future Plan Years.

           (2) Thee numerator of the fraction is the total payments of principal made during the Plan Year, and the denominator of the fraction is the total payments of principal made during the Plan Year plus the total payments of principal due under the loan for all future Plan Years.

      If the interest rate under the loan is variable the above calculation must be made using the interest rate which is applicable as of the end of the Plan Year in which such calculation is made. Financed Shares of different classes must be released from encumbrance in equal percentages.

11. There shall be added to the Plan a new Section 4.3A to read as follows:

      Section 4.3A Allocation of Matching Contributions

      Any Matching Contributions made to the Plan with respect to the Plan year shall be allocated to the Account of each eligible Participant who made an Elective Deferral and invested such Elective Deferral in Employer Stock, as of the last day of the Plan Year on the same basis as the Employer makes the Matching
      Contributions under Section 4.1B of the Plan.

12. Section 4.5 of the Plan shall be amended and restated to read as follows:

      Section 4.5 Advance Employer Contributions

      In the event that a part or all of an Employer's contribution (other than pursuant to Participant's Elective Deferral Contributions or Matching Contributions) for a Plan Year is paid before the last day of a Plan Year, such advance contribution shall be held by the Trustee as a separate fund, and, along with the net income and any change in value of such separate fund, allocated among the Accounts of the Participants as of the last day of the Plan Year pursuant to Section 4.3. In the event that the Plan is terminated before the last day of the Plan Year, all such advance contributions, including any amount treated as an advance contribution under Section 4.6, shall be returned to the Employer to the extent provided in Section 4.10.

13. Paragraph (a) of Section 4. 1 1 shall be amended and restated to read as follows:

      (a) Any cash dividends received by the Trustee on Employer Stock allocated to the Accounts of Participants (or former Participants or Beneficiaries) may be: (i) retained in the Participants' applicable Accounts (and invested by the Trustee under the same rules as for the other assets of such Accounts); (ii) used to make payments on an Acquisition Loan the proceeds of which were used to acquire the Employer Stock with respect to which the dividend is paid (provided that the applicable requirements of Code Section 404(k)(2) are satisfied); and/or (iii) paid to such Participants (or former Participants or Beneficiaries), all at the sole discretion of the Employer (to be applied in a nondiscriminatory manner). If the dividends are to be paid to the Participants (or former Participants or Beneficiaries) the dividends may, at the election of such Participants (or former Participants or Beneficiaries), be paid to the applicable Participants (or former Participants or Beneficiaries) in a current payment in cash or be retained in the Trust. Any such dividends for which a current cash payment is to be made must be made within 90 days of the end of the Plan Year in which the dividends are received by the Trustee. The Employer may elect to pay any such cash dividend directly to the Participants or Beneficiaries. Any such payment of cash dividends on shares of Employer Stock shall not be treated as a distribution under the Plan.

14. The first sentence of subparagraph (b)(1) of Section 4. 1 1 shall be amended and restated to read as follows:

      A portion (or all) of the Employer Stock released from the Shares Suspense Account pursuant to Section 4.3(b) as a result of the use of the cash dividend on Employer Stock acquired with the proceeds of the Acquisition Loan (whether such Employer Stock is allocated or unallocated) to make payments on the Acquisition Loan shall first be allocated to Participants' Accounts in accordance with this Section 4. 1 1 (b)(1).

15. Paragraph (a) of Section 4.13 shall be amended and restated to read as follows:

      (a) In General. For each Plan Year, the Plan shall satisfy the non-discrimination test in Code Section 40 1 (k) and 40 1 (m) in accordance with Final Treasury Regulation Section 1.401(k)-l and Final Treasury Regulation Sections 1.401(m)-l and -2. The Code and Regulation Sections are incorporated herein by this reference.

16.   Paragraph (h) of Section 4.13 shall be revoked.

17.   Section 4.13 shall be amended to add to the end thereto new
      Paragraphs (h) through (o) which shall read as follows:

      (h) The ACP Test. In accordance with Code Section 401(m), the ACP for the group of eligible Participants for any Plan Year who are Highly Compensated Employees must satisfy one of the following tests:

           (1) The ACP for the Highly Compensated Employees may not be more than the ACP for all Non-Highly Compensated Employees multiplied by 1.25; or

           (2) The ACP for the group of Highly Compensated Employees is not more than the ACP for all Non-Highly Compensated Employees multiplied by two (2) and the difference between the ACP is not more than two (2) percentage points.

      (i)  Special Rules.  For purposes of Section 4.13(b):

           (1) Matching Contributions will be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year.

           (2) If two or more plans which include cash or defer-red arrangements (as defined under Treas. Reg. Section 1.401(k)-I(a)(2) and referred to for purposes of this Section as "Arrangements") are considered one plan for the purposes of Code Section 401(a)(4) or 401(b), and to satisfy Code Section 401(m), the Arrangements included in such plans shall be treated as one Arrangement provided the Arrangements have the same Plan Year.

           (3) If a Highly Compensated Employee is a Participant under two (2) or more Arrangements of the Employer or a member of the Employer's Controlled Group and such Arrangements are aggregated on a mandatory or permissive basis to satisfy the requirements Of Code Sections 401(m), 401(a)(4) or 410(b), all such Arrangements shall be treated as one Arrangement for the purpose of determining the ACP with respect to such Highly Compensated Employee. Any Arrangement ending with or within the same calendar year shall be aggregated for purposes of determining the ACP with respect to such Highly Compensated Employee and the aggregate ACP shall be treated as if made under each Arrangement. However, plans required to be disaggregated under Code Section 401(m) regulations shall be treated as separate plans.

           (4) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test.

           (5) The determination and treatment of the ACP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      (j) Correction Excess Aggregate Contributions. If the ACP of the Highly Compensated Employees would exceed the limits in 4.13(h), the Plan Administrator shall correct the ACP, determine the amount of Excess Aggregate Contributions and reduce such Excess Aggregate Contributions as follows:

           (1) The ACP of the Highly Compensated Employee with the highest ACP shall be reduced by having his/her Excess Aggregate Contributions under 4.13(h) be forfeited, if forfeitable, or distributed to the Highly Compensated Employee to whom they apply on a pro rata basis from the Highly Compensated Employee's Matching Contribution Account.

           (2) If the ACP test of the Highly Compensated Employees continues to exceed the limits in Section 4.13(h) after reducing the ACP of the Highly Compensated Employee with the highest ACP, then the Plan Administrator will continue to reduce the ACP similarly by this method of leveling to the ACP of the Highly Compensated Employee with the next highest ACP until such ACP test is satisfied.

           (3) Forfeitures of Excess Aggregate Contributions shall be reallocated to the Accounts of Non-Highly Compensated Employees. After the allocation of all other Forfeitures of the Plan, Forfeitures of Excess Aggregate Contributions shall be reallocated to the Matching Contribution Account of each Non-Highly Compensated Employee, who made Elective Deferral Contributions to the Plan for the Plan Year during which such Excess Aggregate Contributions are attributable, in the ratio which each of such Non-Highly Compensated Employee's Compensation bears to the Compensation of all such Non-Highly Compensated Employees' Compensation for the Plan Year.

      (k) Multiple Use of Alternative Limitation. To satisfy the ADP test and the ACP test, both tests may not rely on the alternative method, namely Section 4.13(b)(2) and Section 4.13(h)(2) above.
      The ADP test and the ACP test must satisfy the following "aggregate limit", which is the sum of:

           (1) 125 percent of the greater of (1) the ADP for the Non-Highly Compensated Employees for the Plan Year, or (ii) the
           ACP of the Non-Highly Compensated Employees, and

           (2) Two (2) plus the lesser of the ADP or ACP for the Non-Highly Compensated Employees, but not more than 200% of the lesser of such ADP or ACP.

      "Lesser" shall be substituted for "greater" in (1) above, and,"greater" shall be substituted for "lesser" after "Two (2) plus the" in (2) above, if a larger "aggregate limit" results.

      The Plan Administrator will correct multiple use of the alternative limitation by first reducing the ACP of Highly Compensated
      Employees in order of their contribution percentages beginning with the highest of such percentages and as further specified in Section 4.130) above.

      (l)  When to Distribute Excess Amounts.  Distribution of such
      Excess Contributions and Excess Aggregate Contributions shall be made no later than the last day of the Plan Year immediately following the last day of the Plan Year in which such excess amounts apply. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, the Code imposes a ten percent (10%) excise tax on the Employer with respect to such amounts.

      (m) Correction of Excess Aggregate Contributions for "Family Members". Excess Aggregate Contributions of Participants who are subject to "family member" aggregation rules shall be allocated among the "family members" in proportion to the Matching Contributions (or amounts treated as Matching Contributions) of each "family member" that is combined to determine the combined ACP.

      (n) Income Allocable to Excess Aggregate Contributions. The income allocable to Excess Aggregate Contributions for the Plan Year in which such excess amounts apply shall be distributed along with distributions designated as Excess Aggregate Contributions for the Plan Year. Income allocable to such Excess Aggregate Contributions shall be equal to allocable gains and income, less allocable losses and expenses for such Plan Year. The Plan shall allocate income for this section in the same manner as set forth in Section 5. 1 of the Plan.

      No income shall be allocated to Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution (the "gap period").

      (o) Excess Aggregate Contributions as Annual Additions. Any Excess Aggregate Contributions made pursuant to this Section shall be treated as an Annual Addition under Section 4.6 of the Plan.

18.   There shall be added to the Plan a new Section 4.15:

      Section 4.15. Matching Contribution

           (1) All Matching Contributions made by the Employer shall be deposited in the appropriate Participant's Account. Each such Matching Contribution Account shall be credited with income applicable to such Matching Contribution.

19.   Section 5.1 of the Plan shall be amended and restated as follows:

      Section 5. 1. Trust Fund and Allocation of Ear

      The Trustee shall maintain or cause to be maintained Accounts which shall accurately reflect, from time to time, the value of the interest of each Participant in the Trust Fund resulting from the contributions of the Employer allocated to each Participant. In this condition the Accounts shall reflect each Participant's share of interest, dividends, realized and unrealized gains and income from all source ' s, less realized and unrealized losses and expenses (other than those to be borne by the Employer in accordance with this Plan). Such sum shall be determined as of the Valuation Date of each Plan Year and, after allocating the (i) Employer ESOP Contributions, (ii) Elective Deferral Contributions, and (iii) Matching Contributions for such Plan Year, allocated as a credit or charge to the Account of each Participant in the same proportion that the balance of the Account of each Participant as of the date following the last Valuation Date bears to the total of the balances of the Accounts of all Participants as of such date; provided, however, that distribution payments made during the Plan Year, but prior to the Valuation Date shall first be deducted from such balances.

20.   Section 5.4 of the Plan shall be amended and restated as follows:

      (a) Elective Deferral Contributions and Matching Contributions to the Plan together with any earnings thereon shall be deposited in the Trust Fund and held temporarily in a stable income or similar fund designed to protect principal at a rate of return competitive with money market funds (the "Fund") until such monies are used to acquire Employer Stock.

      (d) The Participant's Elective Deferral Account and Matching Contribution Account which is invested in the Fund at the annual purchase date shall be used to purchase Employer Stock unless other-wise directed by the Participant as to the Participant's Elective Deferral Contributions, in which case such monies shall continue to be invested in accordance with paragraph (a) above, until the next annual purchase of Employer stock.

21. The vesting schedule contained in Paragraph (a) of Section 6.7 of the Plan shall be amended and restated to provide as follows:


             Fewer than 5 years                                0%
             5 years but fewer than 6                         60%
             6 years but fewer than 7                         80%
             7 years of more                                 100%

22. Subparagraph (c)(1) of Section 8.5 of the Plan shall be amended in its entirety to provide as follows:

   (1) The amount deferred is adequately secured in the following manner: a promissory note shall be given to the Participant, the full payment of which could be required by the holder if the repurchaser defaults in the payment of a scheduled installment payment, together with a pledge of the Employer Stock being repurchased as adequate security for the outstanding amount of the note. In addition, if the term of the installment obligation exceeds five (5) years, the repurchaser must give the holder additional adequate security for the outstanding amount of the note.

23. Paragraph (b) of Section 8.13 shall be amended and restated to read as follows:

   (b) If a Participant elects to withdraw all or part of his vested Account balance by making a written request for a distribution, then the distribution of the Participant's vested Account balance for which an election is made shall be made as follows: A distribution shall be made within one year after the end of the Plan Year to which the election applies in an amount equal to the requested amount, but not more than the greater of (i) an amount determined by the Plan Administrator for such Plan Year or (ii) the maximum annual distribution allowed under Section 498OA(c)(1) for non-lump sum distributions without incurring an excise tax, for the Plan Year in which the request is made. The amount to be determined by the Plan Administrator shall be determined for each Plan Year as of the last day of the Plan Year, and may be changed from year to year. Any requested amount which exceeds the amount to be distributed in the first year shall be distributed in substantially equal installments over a period not to exceed ten
   (10) years, commencing with the year following the year in which the initial distribution is made.

24. Paragraph (a) of Section 8.15 shall be amended to add to the end thereto the following language:

   The Plan Administrator shall provide a Distributee with notice of this right not less than 30 days or more than 90 days before the distribution, provided that distributions may commence less than 30 days after notice is given if:

        The Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving- the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and


   The Distributee after receiving the notice, affirmatively elects a distribution.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                                 G.R. HERBERGER'S, INC., Employer

Dated:  ________________________ By:  ____________________________
                                   Its:  President

                                 By:  ____________________________
                                   Its:  Vice President



                                 NORWEST BANK MINNEAPOLIS, NATIONAL
                                 ASSOCIATION, as Trustee

Dated:  _________________________     By:  _____________________________
                                   Its:    Asst. Vice President

                                 By:  _____________________________
                                      Vice President


                                 NO. 4
                                  TO
                        G.R. HERBERGER'S, INC.
                  401(k) EMPLOYEE STOCK PURCHASE PLAN
                                  AND
                     EMPLOYEE STOCK OWNERSHIP PLAN


WHEREAS, G.R. Herberger's, Inc. (the "Sponsor") has adopted and currently maintains the G.R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan (the "Plan") and has established the related Employee Stock Ownership Trust (the "Trust"); and

WHEREAS, the Sponsor wishes to amend the Plan to clarify certain provisions of the Plan; NOW, THEREFORE, the Sponsor hereby amends the Plan as follows:

1. Section 2.15 shall be amended and restated as follows:

   Section 2.15 Fair Market Value Per Share shall mean that value per share as determined by the Plan Administrative Committee, provided that in determining Fair Market Value Per Share the Plan Administrative Committee shall obtain and rely upon a valuation made by an independent appraiser, who satisfies the requirements contained in Section 170(a)(1) of the Code and the Regulations prescribed thereunder.

2. Section 5.2 shall be amended and restated as follows:

   Section 5.2 Determination of Market Value

   The Trustee shall, as provided in the Agreement and Declaration of Trust, ascertain and certify the fair market value of the Trust Fund as of the Valuation Date. Such valuation shall include the Employer's contribution with respect to such Plan Year. Similar valuations shall be made at such other times as necessary for the purpose of determining the value of a Participant's Account. In determining the fair market value of the Fund, the Trustee shall use the Fair Market Value Per Share of the Employer Stock.

3. The fifth paragraph of Paragraph (a)(ii) of Section 8.1 shall be amended and restated as follows:

   The amount of any such earlier distribution shall be made in an amount up to the full amount of the Participant's vested Account balance but not in excess of a maximum distribution amount as determined by the Plan Administrator for the Plan Year in which the request is made. The amount determined by the Plan Administrator shall be determined for each Plan Year as of the last day of the Plan Year, and may be changed from year to year. Any requested amount which exceeds the amount to be distributed in the first year shall be distributed in substantially equal installments over a period not to exceed ten (10) years, commencing with the year following the year in which the initial distribution is made; provided, however, that each subsequent installment will be subject to the maximum amount for such Plan Year, as determined pursuant to this Section 8. 1 (a)(ii).

4. Paragraph (b) of Section 8.13 shall be amended and restated as follows:

   (b) If a Participant elects to withdraw all or part of his vested Account balance by making a written request for a distribution, then the distribution of the Participant's vested Account balance for which an election is made shall be made as follows: A distribution shall be made within one year after the end of the Plan Year to which the election applies in an amount equal to the requested amount, but not more than the greater of (i) an amount determined by the Plan Administrator for such Plan Year or (ii) the maximum annual distribution allowed under Section 498OA(c)(1) for non-lump sum distributions without incurring an excise tax, for the Plan Year in which the request is made. The amount to be determined by the Plan Administrator shall be determined for each Plan Year as of the last day of the Plan Year, and may be changed from year to year. Any requested amount which exceeds the amount to be distributed in the first year shall be distributed in substantially equal installments over a period not to exceed ten
   (10) years, commencing with the year following the year in which the initial distribution is made; provided, however, that each subsequent installment will be subject to the maximum amount for such Plan Year, as determined pursuant to this Section 8.13(b).

5. Section 10.4 shall be amended and restated as follows:

   Section 10.4 Plan Administrative Committee

   The Board of Directors of the Sponsor may, in its discretion, appoint a committee of one or more persons, to be known as the Plan Administrative Committee (Committee) to act as the Plan Administrator in performing the duties of the Sponsor; provided, however, that in determining the Fair Market Value Per Share pursuant to Section 2.15, the Committee shall act as agents of the Trustee and not as Plan Administrator. The members of the Committee shall serve at the pleasure of the Board of Directors; they may be officers, directors, or Employees of the Employer or any other individuals. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors. The Sponsor shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

                                 G.R. HERBERGER'S, INC., Employer

Dated:  ________________________ By:  ____________________________
                                   Its:  President

                                 By:  ____________________________
                                   Its:  Vice President



                                 NORWEST BANK MINNEAPOLIS, NATIONAL
                                 ASSOCIATION, as Trustee

Dated:  _________________________     By:  _____________________________
                                   Its:    Asst. Vice President

                                 By:  _____________________________
                                      Vice President


                          AMENDMENT NO. 5 TO
                        G.R. HERBERGER'S, INC.
               401 (k) EMPLOYEE STOCK PURCHASE PLAN AND
                     EMPLOYEE STOCK OWNERSHIP PLAN


   WHEREAS, G.R. Herberger's, Inc. (the "Sponsor") has adopted and currently maintains the G. R. Herberger's, Inc. 401 (k) Employee Stock Purchase Plan and Employee Stock Ownership Plan (the "Plan") and has established the related Employee Stock Ownership Trust (the "Trust"); and

   WHEREAS, the Sponsor has retained the right to amend. the Plan under Section 13.1 of the Plan; and

   WHEREAS, due to the changing nature of the Employer Stock it may hold in the future, when such Employer Stock is publicly traded;

   NOW, THEREFORE, the Sponsor hereby amends the Plan in the following respects:

   1. Section 2.15, "Fair Market Value Per Share" shall mean that value per share determined as follows:

   (a) If the Employer Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such exchange, the fair market value on any given day shall be the closing sales price for the Employer Stock on such day, as reported in the Wall Street Journal or other newspaper of general circulation;

   (b) If the Employer Stock is not listed on a national securities exchange, the fair market value on any given day shall be the closing sale price for the Employer Stock on the NASDAQ National Market System on such date, as reported in the Wall Street Journal or other newspaper of general circulation;

   (c) If the Employer Stock is not listed on a national securities exchange, is not admitted to unlisted trading privileges on any such exchange, and is not eligible for inclusion on the NASDAQ National Market System, the fair market value on any given day shall be the average of the closing representative's bid and asked prices on such day, as reported on the NASDAQ National Market System, and if not reported on such system, then as reported by the National Quotation Bureau, Inc. or such other publicly available compilation of the bid and asked prices of such common stock in any over-the-counter market on which the Employer Stock is traded;

   (d) If no public trading market for the Employer Stock exists, the fair market value on any given day shall be an amount determined by the Plan Administrator provided that in determining Fair Market Value Per Share, the Plan Administrator shall obtain and rely upon an evaluation made by an independent appraiser, provided such appraiser satisfies requirements similar contained in the Regulations prescribed under Section 170(a)(i) of the Code.

   2.   Subsection 2.19(d) shall be deleted in its entirety.

   3. Section 2.33, "Valuation Date" shall be amended by deleting the section and replacing it with the following language:

   "Valuation Date" shall mean the last day of each Plan Year and, in addition, any day of the Plan Year upon which the Fair Market Value Per Share of Employer Stock and the fair market value of all other investments can be determined in accordance with Sections 2.15 and 5.2."

   4.   Subsection 4.13(m) shall be deleted in its entirety.

   5. A new subsection (f) shall be added to Section 5.4 to read as follows:

   "The Trustee shall purchase Employer Stock required for employee investment under the 401 (k) Employee Stock Purchase Plan on the open market or otherwise, with no obligation being imposed on the Plan Sponsor or any member of its Controlled Group to sell Employer Stock to the Trustee."

   6. Subsection 6.2(a) shall be amended by deleting the text in the third line which immediately follows the parenthetical, and replacing it with the following:

   "shall have his interest in that portion of this Account attributable to Employer and Matching Contributions determined in accordance with the following schedule:"

   7. Subsection 6.2(b) shall be amended by deleting the text in the third line which immediately follows the parenthetical, and replacing it with the following:

   "shall have his interest in that portion of this Account attributable to Employer and Matching Contributions determined in accordance with the following schedule:"

   8. Subsection 6.7(a) shall be amended by deleting the third line, and replacing it with the following:

   "his interest in that portion of this Account attributable to Employer and Matching Contributions determined in accordance with the following schedule:"

   9. Subsection 6.7(b) shall be amended by deleting the second line and replacing it with the following:

   "Employee misconduct shall have his vested interest in that portion of this Account attributable to Employer and Matching Contributions determined in accordance with the following schedule:"

   10. Section 8.1, subsection (a)(ii) shall be amended by deleting the second paragraph of subsection (a)(ii) and replacing it with the following language:

   "Notwithstanding anything contained in this Article VIII to the contrary, any Participant who is eligible to receive a distribution and who requests an immediate distribution of such Participant's Elective Deferral Account shall receive a distribution of such Elective Deferral Account in Employer Stock as soon as practicable following such request unless the Participant has directed that his Elective Deferral Account be held in cash, in which case, the Elective Deferral Account shall be distributed in cash."

   11. Section 8.1, subsection (a)(ii) Small be amended by deleting the third paragraph of that Section and replacing it with the following language:

   "Amounts to be distributed under this Section 8.'l (a) (ii) prior to the end of the fifth Plan Year following the Plan Year in which Participant separated from service shall be distributed in the form of Employer Stock except that partial shares, any Participant Elective Deferral Account assets held in cash subject to the Participant's direction and any dividends shall be paid in cash."

The remainder of Section 8.1 (a) (ii) shall remain in its current form.

   12. Section 8.1, subsection (c)(i) shall be deleted and replaced with the following language:

   "(c) Required Distributions Before Death

   (i) General Rule. Effective January 1, 1997, distribution of a Participant's Account must be made or commenced to the Participant not later than April 1 of the calendar year following the calendar year in which the later of two events occurs: (A) the Participant attains age 70@; or (B) the Participant retires from active employment. Between January 1, 1989 and January 1, 1997, distribution of a Participant's Account must be made or commenced to the Participant not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70%, regardless of whether the Participant is actually retired from active employment."

   13. Section 8.3 "Form of Distribution" shall be amended by deleting subparagraph (a) and replacing it with the following language:

   "(a) Distribution of a Participant's Account shall be made in whole shares of Employer Stock valued at its Fair Market Value Per Share as of the date set forth in Section 5.2. Balances representing fractional shares, dividends and Elective Deferral Account assets held in cash at the Participant's direction will be distributed in cash. In the event Employer Stock is not available for distribution on the date a distribution is due hereunder, the trustee shall hold such amount until Employer Stock is acquired."

   14. Section 8.5 "Put Option" shall be amended by adding the following sentence at the beginning of the Section:

   "(a) This Section 8.5 shall only apply if the Employer Stock is not publicly traded at the time of distribution."

The remaining subsections of Section 8.5 shall be redesignated (b) through (f).

   15. Section 8.6 "Right of First Refusal" shall be amended by adding the following sentence at the beginning of the Section:

   "(a) This Section 8.6 shall only apply if the Employer Stock is not publicly traded at the time of distribution."

The remaining subsections of Section 8.6 shall be renumbered (b) through
(f).

   16. Section 8.13 "Distribution Upon Attaining Age 59@" shall be amended by adding a new subsection (c) to read as follows:

   "(c) Any distributions under this Section shall be made in Employer Stock with respect to whole shares, valued at their Fair Market Value Per Share as of the date set forth in Section 5.2 hereof. Balances representing fractional shares, dividends and Elective Deferral Account assets held in cash at the direction of the Participant will be distributed in cash."

   17. Section 8.14 shall be amended by adding a new subsection (g) to read as follows:

   "(g) Any distributions under this Section shall be made in Employer Stock with respect to whole shares, valued at their Fair Market Value Per Share as of the date set forth in Section 5.2 hereof. Balances representing fractional shares, dividends and account assets held in cash at the direction of the Participant will be distributed in cash."


   18. Subsection 10.2(a) shall be deleted and replaced with the following:

   "The Plan Administrator shall be responsible for, and shall have the discretionary authority to control and manage, the operation and administration of the Plan."

   19. The first sentence of Subsection 10.2(b) shall be deleted and replaced with the following:

   "The Plan Administrator shall have the discretionary authority to interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to questions of eligibility and the status and rights of Participants, Beneficiaries and other persons."

   20. Section 10.4 shall be deleted in its entirety and replaced with the following:

   "10.4 Plan Administrative Committee. The Board of Directors of the Sponsor may, in its discretion, appoint a committee of one or more persons, to be known as the Plan Administrative Committee ("Committee") to act as the Plan Administrator. The members of the Committee shall serve at the pleasure of the Board of Directors, they may be officers, directors, or Employees of the Employer or any other individuals. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising by resignation, death, removal or otherwise, shall be filled by the Board of Directors. The Sponsor shall advise the Trustee in writing of the names of the members of the Committee and of changes in membership from time to time."

   21. Section 10.9 shall be amended by adding a new subsection (c) to read as follows:

   " (c) If the Employer Stock is publicly traded, a Participant shall be entitled to direct the Trustee as to the manner in which voting rights of the Employer Stock allocated to his Account are to be exercised with respect to all corporate matters subject to shareholder vote."

   Subsections (c) and (d) shall be redesignated (d) and (e).

   22. The first sentence of Section 13.1 shall be amended by inserting a period immediately following "advisable" and deleting the remainder of the sentence.

   23.  Article XIII shall be amended by adding the following Section
13.4:

   "13.4 Amendment of Vesting Schedule. At any time that the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable interest in his Account, each Participant who has completed at least three Years of Service, whether or not consecutive, may elect to have his vested interest in his Employer and Matching Contributions Accounts determined under the vesting schedule in effect prior to such amendment. A Participant shall deliver such written election to the Plan Administrator at any time within 60 days after the later of the date: (a) the amendment is adopted; (b) the amendment becomes effective; or (c) the Participant is issued written notice of the amendment.

   "An election under this Section shall be irrevocable. For purposes of this Section, a Participant shall be considered to have completed three Years of Service if he shall have completed such years prior to the end of the period during which he could make an election hereunder."


   Except as where otherwise noted, this Amendment shall be effective January 1, 1997.

   IN WITNESS WHEREOF, the parties have executes this Agreement as of the dates indicated below:


                                 G.R. HERBERGER'S, INC., Sponsor

Dated:  ________________________ By:  ____________________________
                                   Its:  President

                                 By:  ____________________________
                                   Its:  Vice President



                                 NORWEST BANK MINNEAPOLIS, NATIONAL
                                 ASSOCIATION, as Trustee

Dated:  _________________________     By:  _____________________________
                                   Its:    Asst. Vice President

                                 By:  _____________________________
                                      Vice President